PAGE

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                _______________




                                   FORM 8-K
                           Current Report Pursuant
                          To Section 13 or 15(d) of
                     The Securities Exchange Act of 1934
                                _______________

        Date of Report (date of earliest event reported):  June 25, 1998

                                  UStel, Inc.
             (Exact name of registrant as specified in its charter)
                                 _______________

                                   Minnesota
                (State or Other Jurisdiction of Incorporation)







0-24098                                                            95-3928988
(Commission File Number)                    (IRS Employer Identification Number)






     6167 Bristol Parkway, Suite 100, Culver City, CA 90230, (310) 645-1770 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

INFORMATION TO BE INCLUDED IN REPORT

ITEM 5 - OTHER EVENTS

Pursuant to a Loan and Security Agreement (the "Loan Agreement") dated as of June 25, 1998, Coast Business Credit, a division of Southern Pacific Bank and Goldman Sachs Credit Partners LP, (the "Lenders") agreed to lend UStel, Inc. up to a maximum of $35,000,000, secured by all the assets of UStel, Inc. (the "Transaction"). The Loan Agreement provided that the $35,000,000 in financing was to be divided among a $12,500,000 revolving accounts receivable line of credit, a $15,000,000 term loan and a $7,500,000 equipment purchase facility. The Loan Agreement also provided for additional advances from time to time for acquisitions acceptable to the Lenders in their sole and absolute discretion. As part of the Transaction, the Lenders received five year warrants to acquire shares of Common Stock of UStel, Inc. The warrants contain registration rights. The following table sets forth the number of shares subject to the warrants issued to the Lenders and the exercise price per share:

       NUMBER OF SHARES                       EXERCISE PRICE
       SUBJECT TO WARRANTS                    PER SHARE
           7,500,000                           $1.00
           1,000,000                           $1.50
           2,000,000                           $3.00
           2,000,000                           $5.00
         ___________
          12,500,000

The investment bankers in the Transaction, Sutro & Co. and Catalyst Financial received fees as follows:

Sutro & Co. received a cash payment of $800,000, 150,000 shares of UStel, Inc. Common Stock, subject to registration rights and five year warrants, subject to registration rights, to purchase 619,228 shares of UStel, Inc. Common Stock at an exercise price of $1.23 per share.

Catalyst Financial Corp., received $200,000 in cash and 100,000 shares of UStel, Inc. Common Stock, subject to registration rights.

As part of the Transaction, UStel, Inc. agreed, pursuant to a Side Letter Agreement with the Lenders dated as of June 25, 1998, to hire certain consulting firms, a national executive search firm and to hire a controller and a direct marketing manager.

The proceeds of the financing provided by the Lenders in the Transaction was used in part to consummate a merger (the "Merger") that had been entered into between UStel, Inc. and S.V.V. Sales, Inc., dba Arcada Communications,
pursuant to an Agreement of Merger dated September 25, 1997, as amended.   The
Transaction and Merger closed concurrently as of June 25, 1998. At the closing of the Merger, UStel, Inc. issued to the Arcada shareholders 4,200,000 shares of UStel, Inc., Common Stock (the "Merger Shares"), $750,000 in Convertible Subordinated Debentures, $750,000 in Series B Convertible Preferred Stock, paid $5,000,000 in cash and issued a note for $520,388. UStel, Inc. also granted an aggregate of 585,000 stock options to certain Arcada employees.

Other than the Merger Shares, all the securities described above were issued pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 as being sold privately, to a few sophisticated investors. The Merger Shares were registered with the Securities and Exchange Commission (Commission file No. 333-38831) on Form S-4 which registration became effective November 12, 1997.

Effective with the closing of the Merger, the composition of the UStel, Inc., board of directors consists of the following persons: Robert L.B. Diener, Chairman, Frank Bonadio, Ann Graham Ehringer and Keith Leppaluoto. Messrs. Bonadio and Leppaluoto are former Arcada shareholders. Messrs.. Bonadio and Leppaluoto beneficially own together 4,116,000 shares of UStel, Inc., Common Stock or 35.8% of the 11,496,111 shares of UStel, Inc., Common Stock outstanding. Mr. Diener and Ms. Ehringer are existing UStel, Inc. directors.

Concurrent with the Merger, the following persons assumed the management positions indicated opposite their names:


Office                                           Person

Chairman Chief Executive Officer                 Robert L.B. Diener

President and Chief Operating Officer-           Frank Bonadio

Executive Vice President, Chief Financial
Officer, Assistant Secretary-                    Edmund King, Jr.

Executive Vice President                         Jerry Dackerman

Executive Vice President, Management
Information Systems, Secretary-                  Wouter van Biene

General Counsel,
Vice President Mergers and Acquisitions-         David Otto

Vice President, Network Operations-              George Singer

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

7(a) Not Applicable
7(b) Not Applicable
7(c) Exhibits.  The following Exhibits are attached hereto:

EXHIBIT NUMBER               ITEM DESCRIPTION

10.69 Loan and Security Agreement entered into as of June 25, 1998, between and among Coast Business Credit, a division of Southern Pacific Bank, and Goldman Sachs Credit Partners LP, on one hand and on the other hand UStel, Inc. and Arcada Communications, Inc.

10.70 Warrant to purchase 11,785,715 shares of UStel, Inc. Common stock in favor of Goldman Sachs & Co. dated as of June 25, 1998.

10.71 Warrant to purchase 714,285 shares of UStel, Inc. Common Stock in favor of Coast Business Credit, a division of Southern Pacific Bank, dated as of June 25, 1998.

10.72 Warrant to purchase 619,228 shares of UStel, Inc. common stock in favor of Sutro & Co. Incorporated dated as of June 25, 1998.

10.73 Side Letter Agreement dated as of June 25, 1998, by and between Coast Business Credit, a division of Southern Pacific Bank and UStel, Inc. and Arcada Communications, Inc.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: July 13, 1998          REGISTRANT

                              Ustel, Inc.

                              BY:     s/Frank Bonadio

                              ITS:  President and Chief Operating Officer

EXHIBIT 10.69









                         LOAN AND SECURITY AGREEMENT


                                by and among


                                 USTEL, INC.


                                     and


                          ARCADA COMMUNICATIONS, INC.


                                     and


                            COAST BUSINESS CREDIT,
                     A DIVISION OF SOUTHERN PACIFIC BANK

                                  as Agent



                          Dated as of June 25, 1998

TABLE OF CONTENTS


Page(s)

1.     DEFINITIONS AND CONSTRUCTION.                                 1
1.1     Definitions                                                  1
1.2     Accounting Terms                                            26
1.3     Code                                                        26
1.4     Construction                                                26
1.5     Schedules and Exhibits.                                     26

2.     LOAN AND TERMS OF PAYMENT                                    26
2.1     Revolving Advances.                                         26
2.2     Letters of Credit.                                          28
2.3     Term Loan                                                   30
2.4     Capital Expenditure Line                                    31
2.5      Acquisition Loan                                           32
2.6      Borrowing Procedures and Settlements.                      33
2.7      Payments.                                                  36
2.8      Overadvances                                               38
2.9      Interest and Letter of Credit Fees:  Rates, Payments, and
         Calculations.                                              38
2.10     Collection of Accounts                                     39
2.11     Crediting Payments; Application of Collections             40
2.12     Designated Account.                                        40
2.13     Maintenance of Loan Account; Statements of Obligations.    41
2.14     Fees.                                                      41
2.15     Optional Prepayments.                                      42

3.     CONDITIONS; TERM OF AGREEMENT                                42
3.1 Conditions Precedent to the Initial Advance, Letter of Credit, the Term Loan, the Initial Capital Expenditure Loan, and the Initial
        Acquisition Loan.                                           42
3.2 Conditions Precedent to all Advances, all Letters of Credit, the Term Loan, all Capital Expenditure Loans, and all Acquisition Loans. 45
3.3     Conditions Subsequent                                       46
3.4     Term; Automatic Renewal.                                    47
3.5     Effect of Termination.                                      47
3.6     Early Termination by Borrower.                              47
3.7     Termination Upon Event of Default.                          48

4.     CREATION OF SECURITY INTEREST                                48
4.1     Grant of Security Interest.                                 48
4.2     Negotiable Collateral.                                      48
4.3     Collection of Accounts, General Intangibles, and Negotiable
        Collateral.                                                 49
4.4     Delivery of Additional Documentation Required.              49
4.5     Power of Attorney.                                          49
4.6     Right to Inspect.                                           50

5.     REPRESENTATIONS AND WARRANTIES.                              50
5.1      No Encumbrances.                                           50
5.2      Eligible Accounts.                                         50
5.3      [Intentionally Omitted.]                                   50
5.4      Equipment                                                  50
5.5      Location of Inventory and Equipment.                       51
5.6      Inventory Records.                                         51
5.7      Location of Chief Executive Office; FEIN.                  51
5.8      Due Organization and Qualification; Subsidiaries.          51
5.9      Due Authorization; No Conflict.                            52
5.10     Litigation. 53
5.11     No Material Adverse Change.  53
5.12     No Fraudulent Transfer. 53
5.13     Employee Benefits. 53
5.14     Environmental Condition. 54
5.15     Brokerage Fees. 54
5.16     Compliance with Laws, etc. 54
5.17     Material Carriers. 54
5.18     Year 2000 Compliance. 55

6.     AFFIRMATIVE COVENANTS. 55
6.1      Accounting System. 55
6.2      Collateral Reporting. 55
6.3      Financial Statements, Reports, Certificates. 56
6.4      Tax Returns. 57
6.5      Guarantor Reports. 57
6.6      Returns. 58
6.7      Title to Equipment. 58
6.8      Maintenance of Equipment. 58
6.9      Taxes. 58
6.10     Insurance. 58
6.11     No Setoffs or Counterclaims. 60
6.12     Location of Inventory and Equipment. 60
6.13     Compliance with Laws. 60
6.14     Employee Benefits. 60
6.15     Leases. 61
6.16     Brokerage Commissions.  61
6.17     Year 2000 Compliance. 61
6.18     LEC Agreements, Carrier Agreements, and Other Agreements. 62

7.     NEGATIVE COVENANTS. 62
7.1      Indebtedness. 62
7.2      Liens. 63
7.3      Restrictions on Fundamental Changes. 63
7.4      Disposal of Assets. 63
7.5      Change Name. 64
7.6      Guarantee. 64
7.7      Nature of Business. 64
7.8      Prepayments and Amendments. 64
7.9      Change of Control. 64
7.10     Consignments. 64
7.11     Distributions. 64
7.12     Accounting Methods. 64
7.13     Investments. 65
7.14     Transactions with Affiliates. 65
7.15     Suspension. 65
7.16     Compensation. 65
7.17     Use of Proceeds. 65
7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. 65
7.19     No Prohibited Transactions Under ERISA 66
7.20     Contracts with Carriers, LECs, or Clearinghouses 67
7.21     Financial Covenants. 67
7.22     Capital Expenditures. 70
7.23     Availability 70

8.     EVENTS OF DEFAULT. 71

9.     THE LENDER GROUP'S RIGHTS AND REMEDIES. 73
9.1      Rights and Remedies. 73
9.2      Remedies Cumulative. 75

10.     TAXES AND EXPENSES 75

11.     WAIVERS; INDEMNIFICATION 76
11.1     Demand; Protest; etc. 76
11.2     The Lender Group's Liability for Collateral. 76
11.3     Indemnification. 76

12.     NOTICES 77

13.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. 78

14.     DESTRUCTION OF BORROWER'S DOCUMENTS 79

15.     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS 79
15.1     Assignments and Participations. 79
15.2     Successors. 82

16.     AMENDMENTS; WAIVERS 82
16.1     Amendments and Waivers. 82
16.2     No Waivers; Cumulative Remedies. 83

17.     AGENT; THE LENDER GROUP 84
17.1      Appointment and Authorization of Agent. 84
17.2      Delegation of Duties. 85
17.3      Liability of Agent. 85
17.4      Reliance by Agent. 85
17.5      Notice of Default or Event of Default. 86
17.6      Credit Decision. 86
17.7      Costs and Expenses; Indemnification. 87
17.8      Agent in Individual Capacity. 87
17.9      Successor Agent. 88
17.10     Withholding Tax. 88
17.11     Collateral Matters. 90
17.12     Restrictions on Actions by Lenders; Sharing of Payments. 90
17.13     Agency for Perfection. 91
17.14     Payments by Agent to the Lenders. 91
17.15     Concerning the Collateral and Related Loan Documents. 91
17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. 92
17.17     Several Obligations; No Liability. 93

18.     GENERAL PROVISIONS 94
18.1      Effectiveness. 94
18.2      Section Headings. 94
18.3      Interpretation. 94
18.4      Severability of Provisions. 94
18.5      Amendments in Writing. 94
18.6      Counterparts; Telefacsimile Execution. 94
18.7      Revival and Reinstatement of Obligations. 94
18.8      Integration. 95
18.9      Senior Obligations 95

          SCHEDULES AND EXHIBITS

Schedule C-1     Commitments
Schedule M-1     Material Carriers
Schedule P-1     Permitted Liens
Schedule 2.4     Borrower's TEV as of the Closing Date
Schedule 5.8     Capitalization and Organization
Schedule 5.10    Litigation
Schedule 5.13    ERISA Benefit Plans
Schedule 6.12    Location of Inventory and Equipment
Schedule 7.1     Permitted Indebtedness
Schedule 7.17    Permitted Use of Proceeds on the Closing Date

Exhibit A-1      Form of Assignment and Acceptance
Exhibit C-1      Form of Compliance Certificate
Exhibit O-1      Optional Prepayment Notice

EXHIBIT 10.69

                      LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of June 25, 1998, between and among COAST BUSINESS CREDIT, a division of Southern Pacific Bank, a California corporation, with a place of business located at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, as agent for the Lenders ("Agent") and GOLDMAN SACHS CREDIT PARTNERS L.P., a Bermuda limited partnership, with a place of business located at 85 Broad Street, New York, New York 10004 ("Goldman") (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders") on the one hand, and, on the other hand, USTEL, INC., a Minnesota corporation ("UStel"), with its chief executive office located at 6167 Bristol Parkway, Suite 100, Culver City, California 90230, and ARCADA COMMUNICATIONS, INC. a Washington corporation ("Arcada"), with its chief executive office located at 2033 6th Avenue, Suite 401, Seattle, Washington 98121-2516.

     The parties agree as follows:

     0.1     DEFINITIONS AND CONSTRUCTION.

               (A) Definitions. As used in this Agreement, the following terms shall have the following definitions:

               "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account. With respect to any LEC Account, "Account Debtor" refers to the LEC obligated with respect thereto rather than the end-user, unless the context in which such term is used requires otherwise.

               "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the sale or lease of General Intangibles relating to the provision of telecommunications services, or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

               "Acquisition" means any purchase or other acquisition by an Obligor of all or substantially all of the assets or Stock of any other Person.

               "Acquisition Loan" has the meaning set forth in Section 2.5.

               "Advances" has the meaning set forth in Section 2.1(a).

               "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 5% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

               "Agent" means Coast, solely in its capacity as agent for the Lenders, and shall include any successor agent.

               "Agent Account" has the meaning set forth in Section 2.10.

               "Agent's Liens" has the meaning set forth in Section 4.1.

               "Agent-Related Persons" means Agent and any successor agent, together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

               "Agreement" has the meaning set forth in the preamble hereto.

               "Applicable Prepayment Premium" means (a) in the event that (i) after the Closing Date, UStel has completed a public offering of its capital Stock that was lead managed by an Affiliate of GSCP (or in the event that the Affiliate of GSCP has, within a reasonable period of time following any request for such lead management services (not to exceed 30 Business Days thereafter), indicated that it will not lead manage any such public offering), and (ii) the revolving credit facility provided under Section 2.1 hereof remains in existence after giving effect to the prepayment of the Term Loan, or the Acquisition Loans, as applicable, $-0-, and (b) in all other cases, an amount equal to 5% of the principal amount of the Term Loan or the Acquisition Loans so prepaid.

               "Arcada" has the meaning set forth in the preamble hereto.

               "Arcada Acquisition" means the consummation of the Merger in accordance with, and pursuant to, the Arcada Merger Sub, Acquisition Documents.

               "Arcada Acquisition Documents" means the Merger Agreement and all other agreements or instruments entered into by Old Arcada, Merger Sub, or UStel in connection with the Merger.
               "Assignee" has the meaning set forth in Section 15.1.

               "Assignment and Acceptance" has the meaning set forth in
Section 15.1 and shall be in the form of Exhibit A-1 attached hereto.

               "Authorized Person" means any officer or other employee of Borrower.

               "Availability" means the amount of money that Borrower is entitled to borrow as Advances under Section 2.1 hereof, such amount being the difference derived when (a) the sum of the principal amount of Advances then outstanding (including any amounts that Agent or the Lenders may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the Letter of Credit Usage is subtracted from (b) the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolving Amount.

               "Average Unused Portion of Maximum Amount" means, as of any date of determination, (a) the Maximum Amount, less (b) average Daily Balance of the Facility Usage during the immediately preceding month.

               "Base Rate" means a variable rate of interest per annum calculated daily equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate. Base Rate also includes rates published in any successor publications of the Federal Reserve System reporting the Bank prime loan rate or its equivalent. The statistical release generally sets forth a Bank prime loan rate for each business day. The applicable Bank prime loan rate for any date not set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, the term "Base Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate," "reference rate," "base rate" or other similar rate as determined by Agent announced from time to time by either of Bankers Trust Company or The Chase Manhattan Bank, N.A. (with the understanding that any such rcte may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by such bank).

               "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.), as amended, and any successor statute.

               "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.
               "Billing Services Agreement" means a billing services agreement or similar agreement that has been entered into and is in full force and effect between Borrower and Integretel or any other Person.

               "Borrower" means, individually and collectively, jointly and severally, UStel and Arcada.

               "Books" means, with respect to Borrower, all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

               "Borrowing Base" has the meaning set forth in Section 2.1(a).

               "Borrowing" means a borrowing hereunder consisting of Advances, the Term Loan, a Capital Expenditure Loan, or a Acquisition Loan, as applicable, made on the same day by the Lenders to Borrower.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close.

               "Capital Expenditure Line Commitment" has the meaning set forth in Section 2.4.

               "Capital Expenditure Loan" has the meaning set forth in Section 2.4.

               "Carrier" means any provider of long distance telecommunications access with whom Borrower from time to time does business.

               "Carrier Agreement" means each contract or agreement in effect between Borrower and a Carrier.

               "Carrier Consent Agreement" means an agreement by a Carrier in favor of Borrower, that is in form and substance satisfactory to Agent, that runs to the benefit of the Lender Group, or that may be assigned to Agent for the benefit of the Lender Group and is in fact so assigned, and that is in full force and effect, whereby the Carrier consents to the grant of a security interest in favor of Agent for the benefit of the Lender Group in the Carrier Agreement then in effect between Borrower and the applicable Carrier.

               "Change of Control" shall be deemed to have occurred at such time as (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the total voting power of all classes of Stock then outstanding of UStel entitled to vote in the election of directors, or (b) UStel fails to own and control not less than 100% of the issued and outstanding Stock of Arcada entitled to vote in the election of directors.

               "Churn" means, as of any date of determination, the aggregate number on a consolidated basis, of Customers whose telecommunication service account with Borrower is deactivated during the preceding one month period, divided by the average of the aggregate number of Customers as of the first day of the applicable month and the aggregate number of Customers as of the last day of that month.

               "Clearinghouse" means a LEC call transaction billing-and-collection clearinghouse.

               "Clearinghouse Account" means, as of any date of determination, any Account of Borrower submitted for billing and collection to or through a Clearinghouse.

               "Closing Date" means the date of the making of the initial Advance, or the issuance of the initial Letter of Credit, or the funding of the Term Loan, the making of the initial Capital Expenditure Loan, or the making of the initial Acquisition Loan.

               "Coast" means Coast Business Credit, a division of Southern Pacific Bank, a California corporation, with a place of business located at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025.

               "Code" means the New York Uniform Commercial Code.

               "Collateral" means all right, title, and interest of each Person composing Borrower with respect to each of the following:

               (a)     the Accounts,

               (b)     the Books,

               (c)     the Equipment,

               (d)     the General Intangibles,
               (e)     the Inventory,

               (f)     the Negotiable Collateral,

               (h) any money, or other assets of each Person composing Borrower that now or hereafter come into the possession, custody, or control of Lender, and

               (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

               "Collateral Access Agreement" means a landlord waiver or consent, mortgagee waiver or consent, Equipment lessor or Equipment secured financier waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, or other Person in possession of, having a Lien upon, or having rights or interests in Collateral consisting of goods, or of lessors or secured financiers of Equipment to Borrower, in each case, if and as requested by Agent, in form and substance satisfactory to Agent.

               "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

               "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

               "Communications Act" means the Communications Act of 1934, as amended, 47 U.S.C. sec. 151 et seq.

               "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

               "Consortium 2000" means Consortium 2000, Inc., a California corporation.

               "Credit Reserve" means, as of any date of determination, an amount to be determined from time to time by Agent in its reasonable credit judgement, sufficient to reduce the advance rate against Eligible Accounts by the amount of any bad debt write-downs, contras, credits, or other dilutive items with respect to the Accounts that are not recorded on Borrower's Books during the month during which the underlying transactions to which they relate occur.

               "Customer" means, as of any date of determination, each Person reflected as an end-user of one or more of Borrower's telecommunications services on Borrower's Books and that receives a monthly billing statement with respect to all Accounts due to Borrower from such Person in connection with the provision of telecommunications services to that Person by Borrower.

               "Daily Balance" means the amount of an Obligation owed at the end of a given day.

               "Debt Service" means, for any period of determination, the aggregate amount on a consolidated basis of all payments of principal, interest, and fees that would, in accordance with GAAP, be accrued or payable with respect to all Indebtedness of Borrower, including the Obligations, during the relevant accounting period, plus the amount of all dividends of Borrower on a consolidated basis that would, in accordance with GAAP, be accrued or payable with respect to any preferred stock of Borrower during the relevant accounting period.

               "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1-208 of the Code.

               "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

               "Designated Account" means account number 0380023474 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated, in writing and from time to time, by Borrower to Agent.

               "Designated Account Bank" means Union Bank of California, whose office is located at 900 Montana Avenue, Santa Monica, California 90403, and whose ABA number is 122000496.

               "Dilution" means, in each case based upon the experience of the immediately prior 90 days, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, contras, credits, or other dilutive items with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a).

               "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percent (1%) for each percentage point by which Dilution is in excess of five percent (5%).

               "Direct Account" means, as of any date of determination, any Account of Borrower that is not a LEC Account or a Clearinghouse Account.

               "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

               "Dollars or $" means United States dollars.

               "Early Termination Premium" has the meaning set forth in
Section 3.6.

               "EBITDA" means, with respect to any fiscal period, the sum of Borrower's net earnings (or loss) before interest expense, taxes, amortization, and depreciation for such period, minus any extraordinary gains, and plus any extraordinary losses for such period, in each case as determined in accordance with GAAP.

               "Eligible Accounts" means those Accounts created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods, sale of General Intangibles relating to the provision of telecommunication services, or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to Agent in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. Eligible Accounts shall not include the following:

          (a) Accounts that the Account Debtor has failed to pay within 90 days of invoice date;

          (b) Accounts owed by an Account Debtor or its Affiliates where 25% or more of all Accounts owed by that Account Debtor (or its Affiliates) have not been paid within 90 days of invoice date;

          (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;

          (d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

          (e) Accounts that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form and amount, and by an insurer, satisfactory to Agent;

          (f)     Accounts with respect to which the Account Debtor is either
(i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the satisfaction of Agent, with the Assignment of Claims Act, 31 U.S.C. § 3727), or (ii) any State of the United States (exclusive, however, of Accounts owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

          (g) Accounts with respect to which the Account Debtor is a creditor of the applicable Borrower, has or has asserted a right of setoff, or has disputed its liability, or has made any claim with respect to the Accounts owing to the applicable Borrower that has not been resolved;

          (h) Direct Accounts with respect to an Account Debtor whose total obligations owing to one or more of the entities composing Borrower exceeds 5% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;
          (i) Accounts with respect to which the applicable Borrower received from the Account Debtor, and is accountable for, a customer deposit, to the extent of such customer deposit;

          (j) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

          (k) Accounts the collection of which Agent, in its reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition or otherwise;

          (l) Accounts with respect to which any goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor, any General Intangibles relating to the provision of telecommunications services giving rise to such Account have not been provided to and accepted, consumed, or utilized by the Account Debtor, any services giving rise to such Account have not been performed and accepted, consumed, or utilized by the Account Debtor, or the Account otherwise does not represent a final sale;

          (m) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

          (n)     Direct Accounts that have not yet been billed to the Account
Debtor;

          (o) LEC Accounts submitted for billing and collection to any LEC under any Billing Services Agreement with respect to which the applicable LEC has not executed and delivered, in favor of Agent, for the benefit of the Lender Group, a non-offset agreement, in form and substance satisfactory to Agent;

          (p) Accounts submitted to Integretel (for billing and collection to the extent that Integretel has not executed and delivered, in favor of Agent, for the benefit of the Lender Group, a non-offset agreement, in form and substance satisfactory to Agent;

          (q) Clearinghouse Accounts due from a Clearinghouse that has not executed and delivered, in favor of Agent, for the benefit of the Lender Group, a non-offset agreement, in form and substance satisfactory to Agent;

          (r) Accounts to the extent that they represent obligations with respect to advance billings that are due prior to the completion of performance by the applicable Borrower with respect to the subject contract or transaction that gives rise to such Accounts;

          (s) Accounts with respect to which any commissions are owed to any Person (other than a Borrower or Consortium 2000), to the extent of such commissions; and

          (t) Accounts that have been transferred to a Borrower's legal department or to an external collection agency for collection.

               "Eligible Transferee" means: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $250,000,000; provided that such bank is acting through a branch or agency located in the United States; (c) a finance company, insurance company or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000; (d) any Affiliate (other than individuals) of a pre-existing Lender; (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower; and (f) during the continuation of an Event of Default, any other Person approved by Agent.

               "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any PP&E acquired by Borrower with the proceeds of a Capital Expenditure Loan, (b) any interest of Borrower in any of the foregoing, and (c) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

               "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

               "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of
Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

               "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under
Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

               "Event of Default" has the meaning set forth in Section 8.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

               "Existing Lenders" means Coast, Wiltel, and U.S. Bank.

               "Facility Usage" means, as of any date of determination, the sum of (a) the Revolving Facility Usage, plus (b) the Letter of Credit Usage, plus (c) the outstanding amount of the Term Loan, plus (d) the unpaid balance of all outstanding Capital Expenditure Loans, plus (e) the outstanding amount of all Acquisition Loans.

               "FCC" means the Federal Communications Commission or any governmental body or agency succeeding to the functions thereof.

               "FCC Rules" means Title 47 of the Code of Federal Regulations, as amended at any time and from time to time, and FCC decisions issued pursuant to the adoption of such regulations.

               "FEIN" means Federal Employer Identification Number.

               "Funding Date" means the date on which a Borrowing occurs.

               "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

               "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, Permits, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

               "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational or governing documents of such Person.

               "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

               "GSCP" means Goldman Sachs Credit Partners L.P., a Bermuda limited partnership.

               "Guaranty" means a General Continuing Guaranty, by Consortium 2000 in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent.

               "Guarantor Security Agreement" means a Security Agreement, by Consortium 2000 in favor of Agent for the benefit of the Lender Group, in form and substance satisfactory to Agent.
               "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

               "Indebtedness" means: (a) all obligations of Borrower for borrowed money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

               "Indemnified Liabilities" has the meaning set forth in Section 11.3.

               "Indemnified Person" has the meaning set forth in Section 11.3.

               "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

               "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

               "Integretel" means Integretel, Incorporated, a California corporation.

               "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

               "Investment Property" means "investment property" as that term is defined in Section 9-115 of the Code.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "L/C" has the meaning set forth in Section 2.2(a).

               "L/C Guaranty" has the meaning set forth in Section 2.2(a).

               "LEC" means a local exchange carrier that provides basic telecommunications services to its customers and from whom Borrower receives payments with respect to Accounts.

               "LEC Account" means, as of any date of determination, any Account of Borrower submitted by or on behalf of Borrower to LEC for billing and payment pursuant to a Billing Services Agreement.

               "Legal Requirements" means all applicable international, foreign, federal, state, and local laws, judgments, decrees, orders, statutes, ordinances, rules, regulations, or Permits, including the Communications Act and all orders issued and regulations promulgated under the Communications Act.

               "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1 hereof.

               "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

               "Lender Group Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by any member of the Lender Group; fees or charges paid or incurred by any member of the Lender Group in connection with any member of the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC (or equivalent) searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent or any other member of the Lender Group in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Agent or any other member of the Lender Group resulting from the dishonor of checks; costs and expenses paid or incurred by the any member of Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Agent or any other member of the Lender Group in examining the Books; costs and expenses of third party claims or any other suit paid or incurred by any member of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or any member of the Lender Group's relationship with Borrower (or any of its Subsidiaries party to one or more Loan Documents); and any member of the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

               "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

               "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

               "Letter of Credit Usage" means, as of any date of determination, the sum of (a) the undrawn amount of outstanding Letters of Credit plus (b) the amount of unreimbursed drawings under Letters of Credit.

               "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

               "Loan Account" has the meaning set forth in Section 2.13.

               "Loan Documents" means this Agreement, the Disbursement Letter, the Letters of Credit, the Lockbox Agreements, the Stock Pledge Agreement, the Guaranty, the Guarantor Security Agreement, the Warrants, the Side Letter Agreement, the Carrier Consent Agreements, any note or notes executed by Borrower and payable to the Agent or the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.

               "Lockbox Account" shall mean a depositary account established pursuant to one of the Lockbox Agreements.

               "Lockbox Agreements" means those certain Lockbox Operating Procedural Agreements and those certain Depository Account Agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Lockbox Banks.

               "Lockbox Banks" means Bank Leumi and Union Bank of California.

               "Lockboxes" has the meaning set forth in Section 2.10.

               "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that the Lender Group would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Agent's Liens with respect to the Collateral.

               "Material Carriers" means the Carriers identified on Schedule
M-1.

               "Maximum Amount" means $35,000,000.

               "Maximum Revolving Amount" means $12,500,000.
               "Merger" means the merger of Old Arcada with and into Merger Sub, with Merger Sub as the surviving entity in such merger.

               "Merger Agreement" means that certain Agreement for Merger, dated as of September 25, 1997, as amended by Amendment No. 1 to the Agreement for Merger dated February 1998 and Amendment No. 2 to the Agreement for Merger dated June 19, 1998, by and among UStel, Merger Sub, and Arcada.

               "Merger Sub" means Arcada Acquisition Corp., a Washington corporation, which, upon consummation of the Merger will change its name to Arcada Communications, Inc.

               "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which any Borrower, or any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, Investment Property, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing.

               "Net Revenues" means, for any period of determination, the aggregate amount of all revenues of Borrower that would, as determined in accordance with GAAP, be classified as gross revenues on the consolidated income statement of Borrower for the relevant accounting period, minus the amount of all sales credits, discounts, credits as a result of fraud, and any other credits that would, in accordance with GAAP, be charged against gross revenues for that accounting period.

               "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, premiums (including Applicable Prepayment Premiums or Early Termination Premiums), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by each Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and any Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from any Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that any Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise; provided, however, that the Obligations shall not include that certain note, in the original principal amount of $250,000 and dated June 30, 1998, executed by Borrower and payable to Coast in its individual capacity.

               "Old Arcada" means S.V.V. Sales, Inc., a Washington corporation.

               "Optional Prepayment Date" means the Business Day specified by Borrower, in compliance with the provisions Section 2.15 hereof, as the date on which the Term Loan, one or more of the Capital Expenditure Loans, or one or more of the Acquisition Loans is to be prepaid.

               "Optional Prepayment Notice" means a written notice substantially in the form of Exhibit O-1 attached hereto.

               "Overadvance" has the meaning set forth in Section 2.8.

               "Participant" has the meaning set forth in Section 15.1(e).

               "Pay-Off Letter" means a letter, in form and substance reasonably satisfactory to Lender, from each Existing Lender respecting the amount necessary to repay in full all of the debt for borrowed money obligations of Borrower owing to each such Existing Lender.

               "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

               "Permits" of a Person shall mean all rights, franchises, permits, authorities, licenses, certificates of approval or authorizations, including licenses and other authorizations issuable by a Governmental Authority, which pursuant to applicable Legal Requirements are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

               "Permitted Acquisition" means any Acquisition by UStel or Arcada so long as:

(a) no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;
(b) the assets being acquired, or the Person whose capital Stock is being acquired, have reasonable synergies with Borrower's business activities;

(c) in the case of an asset Acquisition, the Person composing the Borrower that is acquiring such assets shall have executed and delivered any and all security agreements, UCC-1 financing statements, fixture filings, and other documentation reasonably requested by Agent in order to include the newly acquired assets within the Collateral, subject to a perfected security interest in favor of Agent for the benefit of the Lender Group; and

(d) in the case of a Stock Acquisition, concurrent with the consummation of such Acquisition, the acquired Person shall have been merged with and into either UStel or Arcada, with such Person composing the Borrower as the survivor of such merger;

(e) Borrower has delivered to Agent, not less than 15 Business Days prior to the closing of such proposed Acquisition each of the following: (1) a detailed description of the assets or Stock that are the subject of such proposed Acquisition; (2) a term sheet or other description setting forth the essential terms and basic structure of the proposed Acquisition (including specification of the purchase consideration); (3) a sources and uses calculation showing the proposed amount of funds, the sources thereof, and the uses therefor in connection with the consummation of the proposed Acquisition;
(4) a detailed calculation of the pro forma annualized EBITDA and pro forma annualized revenue of the Person to be acquired, in each case, measured on a 12-month trailing basis, together with all financial statements and other documents to support such calculations, and together with a reconciliation thereof to historical financial information, if available; (5) any additional reports, documents, or information that Agent reasonably may request, and (6) a certificate by an officer of Borrower attesting (i) that each of the foregoing items (1) through (3) is true, correct, and complete, (ii) that Borrower has made its best efforts to assure that each of the foregoing items
(4) and (5) are true, correct, and complete, and (iii) to Borrower's compliance with the representations contained in this definition;

     (f) following receipt of the certificate referred to in subsection (e) of this definition, Agent has received any additional reports, documents, or other information as Agent reasonably has requested pursuant to subsection (f) of this definition and Agent has had an opportunity to review such reports, documents, or other information to Agent's reasonable satisfaction; and
(g) following receipt of the certificate referred to in subsection (e) of this definition and the receipt and review of any additional reports, documents or other information referred to in subsection (e) of this definition, as requested by Agent, the Required Lenders shall have approved such proposed Acquisition in writing, which approval or disapproval shall not be unreasonably withheld, delayed, or conditioned.

               "Permitted Carrier Dispute" means one or more good faith disputes, in an amount not to exceed $100,000 in the aggregate at any one time, initiated by any Borrower with respect to amounts due to any Carrier in connection with any Carrier Agreement entered into between such Borrower and such Carrier for the carriage of such Borrower's switchless telephone signal traffic.

               "Permitted Liens" means (a) Liens held by agent for the benefit of the Lender Group, (b) Liens for unpaid taxes that either (i) are not yet due and payable or (ii) are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases or capital leases and purchase money Liens so long as (i) the acquisition or lease of the underlying asset is permitted under Section 7.22, (ii) the Lien only attaches to the asset purchased or acquired and the proceeds thereof and only secures the purchase price of the asset, and (iii) Agent is reasonably satisfied, at the time of the acquisition of any such asset that is not immaterial to any System, that the absence of such asset would not affect the integration or continued successful operation of any System of any Person composing the Borrower, (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests,
(f) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (g) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (h) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (i) Liens of or resulting from any judgment or award that reasonably could not be expected to result in a Material Adverse Change and as to which the time for the appeal or petition for rehearing of which has not yet expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (j) easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Borrower or the value of any of the Agent's Liens thereon or therein for the benefit of the Lender Group, or materially interfere with the ordinary conduct of the business of any Borrower.

               "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Agent in and to the Collateral.

               "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

               "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

               "PP&E" means, with respect to a Person, assets that, in accordance with GAAP consistently applied, properly are included in the property, plant, and equipment of such Person.

               "Pro Rata Share" means:

               (a) with respect to a Lender's obligation to make Advances and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make Advances, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to make Advances, as set forth on Schedule C-1;

               (b) with respect to a Lender's obligation to participate in Letters of Credit, and receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to participate in Letters of Credit, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to participate in Letters of Credit, as set forth on Schedule C-1; and

               (c) with respect to a Lender's obligation to make the Term Loan and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make the Term Loan, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to make the Term Loan, as set forth on Schedule C-1; and

               (d) with respect to a Lender's obligation to make Capital Expenditure Loans and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make Capital Expenditure Loans, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to make Capital Expenditure Loans, as set forth on Schedule C-1; and

               (c) with respect to a Lender's obligation to make Acquisition Loans and receive payments of interest and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment to make Acquisition Loans, as set forth on Schedule C-1, by (ii) all such Commitments of all Lenders to make Acquisition Loans, as set forth on Schedule C-1; and

               (e) with respect to all other matters (including the indemnification obligations arising under Section 17.7), the percentage obtained by dividing (i) such Lender's aggregate Commitments to make Advances, the Term Loan, Capital Expenditure Loans, and Acquisition Loans, and to participate in Letters of Credit, as set forth on Schedule C-1, by (ii) the aggregate Commitments of all Lenders to make Advances, the Term Loan, Capital Expenditure Loans, and Acquisition Loans, and to participate in Letters of Credit, as set forth on Schedule C-1.

               "Renewal Date" has the meaning set forth in Section 3.4.

               "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

               "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate 66.67% or more of the Commitments, or, if the Commitments have been terminated irrevocably, 66.67% of the Obligations then outstanding.

               "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by
Section 601 of ERISA.

               "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances outstanding.

               "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the issuer of the L/C or to the issuer of the letter of credit with respect to the transaction for which the L/C Guarantee was executed and delivered (to the extent such reimbursement obligations are subject to such L/C Guarantee), consisting of
(a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid and made available by the issuing bank to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise; and (c) all accrued and unpaid interest, fees and expenses with respect thereto. For purposes of determining the outstanding amount of Risk Participation Liability, the maximum amount potentially owing under any L/C Guarantee will be considered outstanding unless the bank which is the beneficiary of such L/C Guarantee reports daily activity to Agent showing actual outstanding letters of credit subject to such L/C Guarantee.

               "Settlement Date" has the meaning set forth in Section
2.6(c)(B).

               "Side Letter Agreement" means that certain letter agreement between Borrower and Agent, in form and substance satisfactory to Agent and each of the Lenders.

               "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

               "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
               "Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Agent, executed and delivered by UStel to Agent with respect to the pledge of the capital Stock of each of its Subsidiaries.

               "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

               "Systems" means any telephone switching equipment and all other equipment or systems ancillary thereto constructed, acquired, installed, or operated by one or more of the Persons composing the Borrower for the provision of long distance telecommunications services (including the transmission of voice, video, or data), internet services, or electronic telephone directory services.

               "Tangible Net Worth" means, as of any date of determination, as determined on a consolidated basis, the difference of (a) UStel's total stockholder's equity, minus (b) the sum of: (i) all Intangible Assets of UStel, (ii) all of UStel's prepaid expenses, and (iii) all amounts due to UStel or its consolidated Subsidiaries from Affiliates (other than UStel or its consolidated Subsidiaries).

               "Tax Payment Agency" means the State Tax Resource Group and any other entity providing tax payment services to any Borrower in connection with such Borrower's payment of any state or federal excise tax liabilities.

               "Term Loan" has the meaning set forth in Section 2.3.

               "TEV" means, without duplication, the net book value of PP&E owned by Borrower that consists of telephone switches and other acceptable network equipment of Borrower and, in each case, any Equipment ancillary thereto acceptable to Agent, so long as (a) (i) if acquired prior to the Closing Date, such PP&E is operational and currently providing service to Borrower's customers, or (ii) if acquired and installed on or after the Closing Date, such PP&E was completed in accordance with plans, specifications, drawings, and budgets submitted to and approved by Lender in its discretion, and (b) such PP&E is subject to Liens in favor of Lender and is free and clear of all Liens other than Liens in favor of Lender. For purposes of the foregoing, net book value of an item of PP&E shall be its depreciated cost, based: (1) in the case of PP&E extant as of the Closing Date, on the depreciation percentage historically applied to such item of PP&E by Borrower; and (2) in the case of PP&E acquired on or after the Closing Date, on a depreciation percentage consistent with Borrower's historical practices applicable to similar items of PP&E; provided, however, that if an item of PP&E is not similar to PP&E previously depreciated by Borrower or if the applicable percentage is not acceptable under GAAP for financial reporting purposes, Borrower shall use the mid-range of acceptable depreciation percentages available under GAAP for financial reporting purposes for the applicable item of PP&E.

               "UStel" has the meaning set forth in the preamble hereto.

               "Voidable Transfer" has the meaning set forth in Section 18.7.

               "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates in and after the Year 2000.

               "Warrants" means those certain common stock purchase warrants issued to the Lenders or their designees (in accordance with their Pro Rata Shares) by Borrower, in form and substance satisfactory to Agent and each Lender, on the Closing Date for the purchase of Borrower's common stock, $.01 par value, in each case having the powers, preferences, and rights, and the qualifications, limitations, or restrictions set forth in Borrower's Governing Documents, which common stock warrants shall be for the following amounts and have the following exercise prices: (a) 7,500,000 shares of UStel's common stock at an exercise price of $1.00 per share, (b) 1,000,000 shares of UStel's common stock at an exercise price of $1.50 per share, (c) 2,000,000 shares of UStel's common stock at an exercise price of $3.00 per share, and (d) 2,000,000 shares of UStel's common stock at an exercise price of $5.00 per share.

               "Wiltel" means Worldcom Network Services, Inc., d/b/a Wiltel.

               "Wiltel Date" shall mean the earlier of (a) the date on which all security interests in favor of, and each financing statement filed by Wiltel with respect to any entity composing Borrower, have been terminated, and (b) the date on which Wiltel has executed and delivered a lien subordination agreement, in form and substance satisfactory to Agent and the Lenders.

               (A) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

               (B) Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

               (C) Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document, as the case may be, refer to this Agreement or any other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable.

               (D) Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     0.2     LOAN AND TERMS OF PAYMENT.

               (A)     Revolving Advances.

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender agrees to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolving Amount less the Letter of Credit Usage, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the lesser of (i) 80% of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and less the amount, if any, of the Credit Reserve, or (ii) an amount equal to Borrower's Collections with respect to Accounts for the immediately preceding 90 day period.

          (b) The Lenders shall have no obligation to make Advances hereunder to the extent they would cause the outstanding Obligations to exceed the Maximum Amount.
          (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

          (d) Anything to the contrary in Section 2.1 notwithstanding, the Lender Group may reduce the advance rates against Eligible Accounts, or may create reserves against the Borrowing Base, in each case, without declaring an Event of Default if Agent shall determine, in its good faith business credit judgment, that:

          (i)     there has occurred a Material Adverse Change;

          (ii) there exist any excise tax or regulatory fee obligations due from Borrower to any state or federal taxing entity and that are past due and unpaid by Borrower;

          (iii) there exist any amounts due and payable with respect to any excise tax obligations of any one or more of the entities composing Borrower to be paid on such Borrower's behalf by any Tax Payment Agency and that are past due and unpaid by any one or more of the entities composing Borrower;

          (iv) any set-offs are claimed by Carriers, LECs, or Clearinghouses that have not executed and delivered, in favor of Agent, for the benefit of the Lender Group, a non-offset agreement, in form and substance satisfactory to Agent; or

          (v) there exist any accounts payable due from Borrower to (x) any Carrier under any Carrier Agreement for the carriage of and Borrower's switchless telephone signal traffic, excluding, however, any such accounts payable that are the subject of a Permitted Carrier Dispute, (y) to Integretel or any LEC under any Billing Services Agreement, or (z) to any Clearinghouse under any Clearinghouse Account, in each case that remain unpaid on the earlier of the due date therefor or more than 60 days from the invoice date therefor; provided, however, that in the event that Borrower shall elect to pay any amount due from Borrower to any Carrier that remains unpaid with respect to such account after the earlier of the due date therefor or 60 days from the invoice date therefor (excluding any such accounts that are the subject of a Permitted Carrier Dispute), or to Integretel, any LEC, or any Clearinghouse in connection with the provision of billing or collection services to Borrower, and with respect to which Agent established a reserve pursuant to the foregoing clause, then Agent shall release the applicable reserve to permit Borrower to make such payment therefrom, provided further, however, that Borrower's failure to make any such payment following the release of any such reserve shall constitute an Event of Default.

          (e) Anything to the contrary in Section 2.1 notwithstanding, until the earlier of the Wiltel Date, or the termination of this agreement in accordance with its terms, Agent shall maintain a reserve against the Borrowing Base in the amount of $1,000,000.

               (A)     Letters of Credit.

          (f) Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

          (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of outstanding Advances; or

          (ii) the Letter of Credit Usage would exceed the lower of: (x) the Maximum Revolving Amount, less the amount of outstanding Advances; or (y) $5,000,000.

Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and Agent acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than 60 days prior to the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If Agent is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.9.

          (g) Each Lender agrees to fund its Pro Rata Share of any Advance made pursuant to Section 2.2(a). If no such Advance is made, each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each Lender agrees to pay to Agent such Lender's Pro Rata Share of any payments made by Agent under such Letter of Credit. The obligation of each Lender to deliver to Agent an amount equal to its respective Pro Rata Share pursuant to the preceding two sentences shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3.2. If any Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by Agent in respect of such Letter of Credit as provided in this Section 2.2(b), Agent shall be entitled to recover such amount on demand from such Lender together with interest at the Base Rate.

          (h) Borrower hereby agrees to indemnify, save, defend, and hold Agent harmless from any loss, cost, expense, or liability, including payments made by Agent, expenses, and reasonable attorneys fees incurred by Agent arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any Letters of Credit guarantied by Agent and opened to or for Borrower's account or by Agent's interpretations of any L/C issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that Agent shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require Agent to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold Agent harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Agent under any L/C Guaranty as a result of Agent's indemnification of any such issuing bank.

          (i) Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by Agent to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

          (j) Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by Agent shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

          (k) Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of Agent's obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(f).

          (l) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or Agent with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

               (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

               (B) there shall be imposed on the issuing bank or Agent any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or Agent of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or Agent, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.9(a)(i) or (c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(g), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

               (C) Term Loan. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to lend to Borrower its Pro Rata Share of a term loan (the "Term Loan") on the Closing Date in an aggregate principal amount equal to $15,000,000. Any amount borrowed under the Term Loan may not be reborrowed.

               Commencing on February 28, 1999, and continuing on the last date of each month thereafter up to and including January 31, 2000, the outstanding balance of the Term Loan shall be repaid in equal monthly installments of principal in the amount of $200,000 each. Commencing on February 28, 2000, and continuing on the last day of each month thereafter until paid in full, the outstanding balance of the Term Loan shall be repaid in equal monthly installments of principal in the amount of $300,000 each. Each installment shall be due and payable on the last day of each such month, until the earlier of the repayment of the Term Loan made pursuant to this
Section 2.3 in full, or the termination of this Agreement by its terms. The outstanding principal balance and all accrued and unpaid interest under the Term Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part (together with any Applicable Prepayment Premium) at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent. All amounts outstanding under the Term Loan shall constitute Obligations.

               (D) Capital Expenditure Line. Subject to the terms and conditions of this Agreement, each Lender agrees, severally and not jointly, to make its Pro Rata Share of a series of term loans to Borrower (each, a "Capital Expenditure Loan") in an aggregate amount at any one time outstanding not to exceed the lesser of (i) $7,500,000 or (ii) the Maximum Amount, less the Facility Usage (the "Capital Expenditure Line Commitment"). Each Capital Expenditure Loan shall be repayable in 48 equal monthly installments of principal, such installments to be payable on the last day of each month commencing with the last day of the month during which the applicable Capital Expenditure Loan is made and continuing on the last day of each succeeding month until and including the date on which the unpaid balance of the Capital Expenditure Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under each Capital Expenditure Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

               Each Lender, severally and not jointly, shall make its Pro Rata Share of each such Capital Expenditure Loan, subject to Borrower's delivery of written request therefor to Agent not less than one (1) Business Day prior to the date any such requested Capital Expenditure Loan is to be advanced to Borrower, at such times and, subject to the limitations contained in this
Section 2.4 thereon, in such amounts as Borrower may request in writing. Each such Capital Expenditure Loan shall be advanced directly to the applicable vendor or Borrower, as the case may be, and once borrowed may be prepaid in whole or in part at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent, all such prepaid amounts to be applied to the Capital Expenditure Loans on a ratable basis based upon their principal balances at the time of the prepayment. The foregoing to the contrary notwithstanding:

          (m) each requested Capital Expenditure Loan shall be in a principal amount of not less than (i) $100,000, or (ii) such lesser amount as is the then unfunded balance of the Capital Expenditure Line Commitment;

          (n) the initial Capital Expenditure Loan shall be made on the Closing Date, or on such later date as may be requested by Borrower in accordance with the provisions hereof, in an amount, as determined by Agent, not to exceed 85% of the TEV of PP&E extant as of the Closing Date set forth on Schedule 2.4;

          (o) each subsequent Capital Expenditure Loan shall be in an amount, as determined by Agent, not to exceed 85% of the sum of (i) the TEV of PP&E that was acquired by Borrower since the date of the making of the last Capital Expenditure Loan, and (ii) the TEV of new PP&E that is to be purchased by Borrower with the proceeds of such Capital Expenditure Loan;

          (p) the new PP&E that is to be purchased or that has been acquired by Borrower must be acceptable to Agent in all respects, not be a fixture, and not be intended to be affixed to real property or to become installed in or affixed to other goods;

          (q) the Lenders shall have no obligation to make any Capital Expenditure Loan hereunder to the extent that the making thereof would cause the then outstanding amount of Capital Expenditure Loans to exceed the Capital Expenditure Line Commitment; and

          (r) the aggregate amount of all Capital Expenditure Loans outstanding at any time (including giving effect to any requested Capital Expenditure Loan) shall not exceed the lesser of cost or fair market value of
(i) the PP&E extant as of the Closing Date financed with the proceeds of the initial Capital Expenditure Loan, plus (ii) of all of the PP&E acquired or financed with the proceeds of all subsequent Capital Expenditure Loans, as applicable.

All amounts outstanding under the Capital Expenditure Loans shall constitute Obligations.

               (A) Acquisition Loans. Subject to the terms and conditions of this Agreement, and subject to the prior approval of the Required Lenders, in their sole and absolute discretion, of any Permitted Acquisition to be financed with the proceeds of any loan made under this section, each Lender agrees, severally and not jointly, to lend to Borrower its Pro Rata Share of a series of non-revolving term loans (each an "Acquisition Loan"), in an aggregate amount outstanding at any time not to exceed the Maximum Amount, less the Facility Usage. Subject to (a) Borrower's delivery of written request therefor to Agent, together with all information in connection with the Permitted Acquisition to be financed therewith as Agent may reasonably require, and (b) the prior approval by the Required Lenders of (i) the requested Acquisition Loan, and (ii) the Permitted Acquisition for which such Acquisition Loan shall be made, each Lender, severally and not jointly, shall make its Pro Rata Share of each such Acquisition Loan, not less than one (1) Business Day prior to the date any such requested Acquisition Loan is to be advanced to Borrower, at such times and, subject to the limitations contained in this Section 2.5 thereon, in such amounts and for such purposes as Borrower may request in writing. Each such Acquisition Loan shall be advanced directly to or for the account of Borrower. The foregoing to the contrary notwithstanding:

          (s) each such Acquisition Loan requested by Borrower shall be in a principal amount of not less than the smaller of (i) $2,500,000, or (ii) the Maximum Amount, less the Facility Usage.

          (t) all amounts advanced in connection with each such Acquisition Loan shall be used solely to finance the consummation of the applicable Permitted Acquisition; and

          (u) the Lenders shall have no obligation to make any Acquisition Loan hereunder to the extent that the making thereof would cause the then outstanding amount of Acquisition Loans to exceed the Maximum Amount, less the Facility Usage.

Each Acquisition Loan shall be repaid in 24 equal monthly installments of principal, such installments to be due and payable on the last day of each month commencing with the last day of the month during which the applicable Acquisition Loan is made, and continuing on the last day of each succeeding month until and including the date on which the unpaid balance of the applicable Acquisition Loan is paid in full. The outstanding principal balance and all accrued and unpaid interest under each Acquisition Loan shall be due and payable upon the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Acquisition Loans may be prepaid in whole or in part (together with any Applicable Prepayment Premium) at any time during the term of this Agreement upon 30 days prior written notice by Borrower to Agent all such prepaid amounts to be applied to the Acquisition Loans on a ratable basis based upon their principal balances at the time of the prepayment. All amounts outstanding under the Acquisition Loan shall constitute Obligations.

               (A)     Borrowing Procedures and Settlements.

          (v) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 10:00 a.m. (New York time) on the Business Day immediately preceding the requested Funding Date) specifying (i) the amount and type of Loans constituting such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day.

          (w) Disbursement of Funds. Agent may, on behalf of the Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If Agent elects to require that each Lender make funds available to Agent, prior to a disbursement by Agent to Borrower, Agent shall advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of the Loan requested by Borrower no later than 1:00 p.m. (New York time) on the Business Day immediately preceding the requested Funding Date applicable thereto, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Loan, in same day funds, by wire transfer to Agent's account on such Funding Date. If any Lender fails to pay the amount of its Pro Rata Share within one (1) Business Day after Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay such amount to Agent. Any repayment required pursuant to this Section 2.6(b) shall be without premium or penalty. Nothing in this
Section 2.6(b) or elsewhere in this Agreement or the other Loan Documents, including the provisions of Section 2.6(d), shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

          (x)     Settlements.

               (A) The Revolving Facility Usage may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth herein, Advances and payments will be settled among Agent and Lenders according to the
procedures described in this Section 2.6(c).   These procedures
notwithstanding, each Lender's obligation to fund its portion of any Advances made by Agent to Borrower will commence on the date such Advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

               (B) On the second Business Day of each week, or more frequently (including daily), if the Required Lenders so agree (each such day being a "Settlement Date"), Agent will advise each Lender by telephone or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Facility Usage as of the close of business of the second Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust such Lender's actual Pro Rata Share of the Revolving Facility Usage as of any Settlement Date to equal the amount of such Lender's required Pro Rata Share of the Revolving Facility Usage, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 1:00 p.m. (New York time) on the Business Day following the Settlement Date.

          (y)     Availability of Lender's Pro Rata Share.

               (A) Unless Agent shall have received notice from a Lender prior to a Funding Date that such Lender will not make available its Pro Rata Share of a Loan requested by Borrower, Agent may assume that such Lender has made such amount available to Agent on the Business Day following the next Settlement Date. If a Lender has not in fact made its Pro Rata Share available to the Agent on such date, then such Lender and Borrower severally agree to pay to Agent forthwith on demand such amount without set-off, counterclaim or deduction of any kind, together with interest thereon, for each day from and including the date such amount was to have been made available to Agent by such Lender to but excluding the date of payment to Agent, at (a) in the case of such Lender, the Federal Funds Effective Rate, or
(b) in the case of Borrower, the interest rate applicable under this Agreement with respect to such Loan. Until any such amount is paid to Agent, Agent shall not be obligated to submit to such Lender any payment made by Borrower to Agent with respect to any Loan or any fees or other payments with respect thereto.

               (B) Nothing contained in this Section 2.6(d) will be deemed to relieve a Lender of its obligation to fulfill its commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any such default by such Lender under this Agreement.

          (z)     Return of Payments

               (A) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind together with interest thereon, for each day from and including the date such amount is made available by Agent to such Lender to but excluding the date of repayment to Agent, at the Federal Funds Effective Rate, and such payment to such Lender shall be deemed to not have been made.

               (B) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other person pursuant to any requirement at law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (aa) Lenders' Failure to Perform. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.

          (bb)     Effect of Bankruptcy.   If a case is commenced by or
against Borrower under the U.S. Bankruptcy Code, or other statute providing for debtor relief, then, unless otherwise agreed by all Lenders, the Lender Group shall not make additional loans or provide additional financial accommodations under the Loan Documents to Borrower as debtor or debtor-in-possession, or to any trustee for Borrower, nor consent to the use of cash collateral (provided that the Loan Account shall continue to be charged, to the fullest extent permitted by law, for accruing interest, fees, and Lender Group Expenses).

               (A)     Payments.

          (cc)     Payments by Borrower.

                    (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 11:00 a.m. (New York time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (New York time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                    (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                    (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Base Rate for each day from the date such amount is distributed to such Lender until the date repaid.

          (dd) Apportionment, Application, and Reversal of Payments. Except as otherwise provided with respect to defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances to which such payments relate held by each Lender) and payments of the fees (other than fees designated for Agent's sole and separate account) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent and all such payments not relating to principal or interest of specific Advances or loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by Agent, shall be applied as in the following order:

                    (1) to pay any fees, or expense reimbursements then due to Agent from Borrower;

                    (2) to pay any fees or expense reimbursements then due to the Lenders from Borrower;

                    (3) to pay interest due in respect of all outstanding Advances;

                    (4) to pay fees, charges, commissions, and costs in respect of all outstanding Letters of Credit;

                    (5)     to pay interest due in respect of the Term Loan;

                    (6) to pay interest due in respect of all outstanding Capital Expenditure Loans;

                    (7) to pay interest due in respect of all outstanding Acquisition Loans;

                    (8)     ratably to pay principal of all outstanding
Advances;

                    (9) to the installments due under the Term Loan in the inverse order of their maturity;

                    (10) to the Capital Expenditure Loans (i) on a ratable basis based upon their principal balances at the time of the prepayment, and
(ii) to the installments due on all of the Capital Expenditure Loans in the inverse order of their maturity;

                    (11) to the Acquisition Loans (i) on a ratable basis based upon their principal balances at the time of the prepayment, and (ii) to the installments due under the Acquisition Loans in the inverse order of their maturity;

                    (12) provide cash collateral to be held by Agent, for the ratable benefit of the Lender Group, in an amount equal to 105% of the maximum amount of the Lender Group's obligations under Letters of Credit; and

                    (13) ratably to pay any other Obligations due to Agent or any Lender by Borrower.

               (A) Overadvances. If, at any time or for any reason, the amount of Obligations pursuant to Sections 2.1, 2.2, 2.3, and 2.4 is greater than either the Dollar or percentage limitations set forth in Sections 2.1, 2.2, 2.3, or 2.4 (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priority set forth in Section 2.7(b).

               (B) Interest and Letter of Credit Fees: Rates, Payments, and Calculations.

          (ee) Interest Rate. Except as provided in clause (b) below, (i) all Obligations (except for undrawn Letters of Credit, the Term Loan, the Capital Expenditure Loans, and the Acquisition Loans) shall bear interest at a per annum rate equal to 2.0 percentage points above the Base Rate, (ii) the Term Loan shall bear interest at a fixed per annum rate of 12.75 percent,
(iii) the Capital Expenditure Loans shall bear interest at a fixed per annum rate of 12.75 percent, and (iii) the Acquisition Loans shall bear interest at a fixed per annum rate of 12.75 percent.
          (ff) Letter of Credit Fee. Borrower shall pay Agent a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(e)) equal to 2.5% per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

          (gg) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate of 4.0 percentage points above the per annum rate otherwise applicable thereto as set forth in
Section 2.9(a), and (ii) all undrawn Letters of Credit shall bear a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(e)) equal to 4.0% above the per annum fee otherwise applicable to undrawn Letters of Credit set forth in Section 2.9(b).

          (hh) Minimum Interest. In no event shall the rate of interest chargeable under Section 2.9(a)(i) for any day be less than 9% per annum. To the extent that interest accrued hereunder at the rate set forth in such section would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

          (ii) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the last day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(e) (as and when accrued or incurred), the fees and charges provided for in Section 2.14 (as and when accrued or incurred), and all installments or other payments due under the Term Loan, the Capital Expenditure Loans, the Acquisition Loans, or any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

          (jj) Computation. The Base Rate as of the date of this Agreement is 8.5% per annum. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          (kk) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

               (A) Collection of Accounts. Borrower shall at all times maintain lockboxes (the "Lockboxes") and, immediately after the Closing Date,
(i) shall instruct all Account Debtors with respect to the Accounts, General Intangibles, and Negotiable Collateral of Borrower to remit all Collections in respect thereof to such Lockboxes, and (ii) shall deposit all other Collections received by Borrower from any source immediately upon receipt in to the Lockboxes. Borrower, Agent, and the Lockbox Banks shall enter into the Lockbox Agreements, which among other things shall provide for the opening of a Lockbox Account for the deposit of Collections at a Lockbox Bank. Borrower agrees that all Collections and other amounts received by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into a Lockbox Account. No Lockbox Agreement or arrangement contemplated thereby shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all amounts received in each Lockbox Account shall be wired each Business Day into an account (the "Agent Account") maintained by Agent at a depositary selected by Agent.

               (B) Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Lockbox Banks pursuant to the Lockbox Agreements or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under
Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent on behalf of the Lender Group shall be entitled to charge Borrower for 1 Business Days of `clearance' or `float' at the rate set forth in Section 2.9(a)(i) or
Section 2.9(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Lockbox Banks to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lender Group's financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or the Lender Group, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging 1 Business Days of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent Account on a Business Day on or before 11:00 a.m. New York time. If any Collection item is received into the Agent Account on a non-Business Day or after 11:00 a.m. New York time on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. The economic benefit of the 1 Business Day clearance or float charge provided for in this Section 2.11 is for the ratable benefit of the Lenders in accordance with their Pro Rata Shares.

               (C) Designated Account. Agent and the Lenders are authorized to make the Advances, the Letters of Credit, the Term Loan, the Capital Expenditure Loans, and the Acquisition Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.9(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and the Capital Expenditure Loans requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance and the Capital Expenditure Loans requested by Borrower and made hereunder shall be made to the Designated Account.

               (D)     Maintenance of Loan Account; Statements of
Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances, the Term Loan, all Capital Expenditure Loans, and all Acquisition Loans made by Agent or the Lenders to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.11, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent Account from any Lockbox Bank. Agent shall render statements regarding the Loan Account to Borrower (with copies to each Lender), including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower (or any Lender), Borrower (or any Lender) shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

               (E) Fees. Borrower shall pay to Agent for the ratable benefit of the Lenders (in accordance with their respective Pro Rata Shares), except as otherwise indicated, the following fees:

          (ll) Structuring Fee. On the Closing Date, a structuring fee of $400,000;

          (mm) Unused Line Fee. On the last day of each month during the term of this Agreement, an unused line fee in an amount equal to .25% per annum times the Average Unused Portion of the Maximum Amount;

          (nn) Annual Commitment Fee. On the Closing Date and on each anniversary of the Closing Date, an annual facility fee in an amount equal to
 .25% of the Maximum Amount;

          (oo) Financial Examination, Documentation, and Appraisal Fees. For the sole and separate accounts of Agent and each Lender that exercises its rights under Section 4.6 hereof: a separate fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by the respective personnel employed by Agent or any such Lender; a separate appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by the respective personnel employed by Agent or any such Lender; and, the actual charges paid or incurred by Agent or any such Lender if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower, to appraise the Collateral, or to appraise the enterprise value of part or all of Borrower's business; and

          (pp) Loan Servicing Fee. On the last day of each month during the term of this Agreement, a loan servicing fee in an amount equal to $7,500 per month (which shall be allocated $5,000 to Agent and $2,500 to GSCP).

               (A)     Optional Prepayments.

          Borrower, at its option, may prepay the Term Loan, any one or more of the Capital Expenditure Loans, and any one or more of the Acquisition Loans in whole, but not in part. To exercise such right of prepayment, Borrower must provide Agent with an Optional Prepayment Notice not later than thirty
(30) days prior to the Optional Prepayment Date, which Optional Prepayment Notice shall be irrevocable. On the Optional Prepayment Date specified, Borrower shall prepay the entire principal amount of the Term Loan, the Capital Expenditure Loan, or the Acquisition Loan to be prepaid, plus accrued interest on such principal amount to the date of the prepayment, plus the Applicable Prepayment Premium (if any). Any prepayment shall be made by wire transfer of immediately available funds, in currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the Agent Account or to such other account as shall be designated to Borrower by Agent.

     0.3     CONDITIONS; TERM OF AGREEMENT.

               (A) Conditions Precedent to the Initial Advance, Letter of Credit, the Term Loan, the Initial Capital Expenditure Loan, and the Initial Acquisition Loan. The obligation of the Lender Group (or any member thereof) to make the initial Advance, to issue the initial Letter of Credit, to make the Term Loan, to make the initial Capital Expenditure Loan, or the make the initial Acquisition Loan is subject to the fulfillment, to the satisfaction of Agent, each of the Lenders, and their respective counsel, of each of the following conditions on or before the Closing Date (it being agreed that deliveries to Agent may be made to Agent, GSCP, or any of their designees):

          (a)     the Closing Date shall occur on or before July 1, 1998;

          (b) Agent shall have received all financing statements required by the Lender Group, duly executed by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements;

          (c) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                         i.     the Lockbox Agreements;

                         ii.     the Disbursement Letter;

                         iii.     a Pay-Off Letter from each Existing Lender,
together with UCC termination statements and other documentation evidencing the termination by U.S. Bank of its Liens in and to the properties and assets of Borrower;

                         iv.     the Stock Pledge Agreement;

                         v.     the Guaranty;

                         vi.     the Guarantor Security Agreement;

                         vii.     the Warrants; and
                         viii.the Side Letter Agreement;

          (d) Agent shall have received a certificate from the Secretary of each Person composing Borrower attesting to the resolutions of each such Person's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which each such Person is a party and authorizing specific officers of such Person to execute the same;

          (e) Agent shall have received copies of the Governing Documents of each Person composing Borrower, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of each such Person composing Borrower;

          (f) Agent shall have received a certificate of status with respect to each Person Composing Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of each such Person, which certificate shall indicate that such Person is in good standing in such jurisdiction;

          (g) Agent shall have received a certificate of status from Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Guarantor, which certificate shall indicate that Guarantor is in good standing in such jurisdiction;

          (h) Agent shall have received certificates of status with respect to each Person composing Borrower, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which such Person's failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdictions;

          (i) Agent shall have received a certificate of insurance as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent, each of the Lenders, and their respective counsel;

          (j) Agent shall have completed its field survey and valuation of the Collateral, the results of which shall in each case be satisfactory to Agent and each of the Lenders;

          (k) Agent shall have received such Collateral Access Agreements from Borrower's landlord for Arcada's headquarters facility in Seattle, Washington and from the applicable landlord with respect to each of Borrower's existing switch locations, and from such other lessors, warehousemen, bailees, and other third persons as Agent may require;
          (l) Agent and Agent's counsel shall have been provided with a true and complete copy of each Billing Services Agreement in effect on the Closing Date and shall have had a reasonable opportunity to review each such Billing Services Agreement;

          (m) Agent and Agent's counsel shall have been provided with a true and complete copy of each Carrier Agreement in respect of a Material Carrier and shall have had a reasonable opportunity to review each such Carrier Agreement;

          (n) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent and each of the Lenders in their sole discretion;

          (o) Agent shall have received reference checks regarding key management of Borrower, the results of which shall be satisfactory to Agent and each of the Lenders;

          (p) Agent shall have received payment of all accrued and unpaid Lender Group Expenses;

          (q) Agent shall have received a certificate from the president or chief executive officer of Borrower that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (r) Agent shall have received satisfactory evidence that there are no outstanding complaints against any Borrower made to any public utilities commission in any jurisdiction in which any Borrower operates, except such complaints that have been fully disclosed to the Lenders and are satisfactory to Agent and the Lenders;

           (s) Agent shall have received satisfactory evidence that there has been no Material Adverse Change in the financial condition of any Person composing Borrower or the Collateral;

          (t) Agent shall have received satisfactory evidence of the consummation of the Arcada Acquisition;

          (u) Agent shall have received a certificate of the president or chief executive officer of Borrower that (a) no entity composing Borrower has any assets in the state of Minnesota, (b) that Borrower has assets in an aggregate amount not in excess of $300,000 in the state of Nevada, (c) that UStel's chief executive office has been located in the state of California for the 12 months immediately preceding the Closing Date, and (d) that no entity composing Borrower has signed a financing statement in favor of Wiltel for filing in the states of California or Washington;

          (v) Agent shall have determined that immediately after the making of the Loans and the issuance of the Letters of Credit contemplated hereby on the Closing Date and after payment of all closing fees and all other costs incurred in connection with the transactions contemplated hereby, and so long as Borrower's trade payables are not aged more than is consistent with Borrower's historical practices, Availability plus Borrower's unrestricted cash and cash equivalents shall be not less than $4,000,000; and

          (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent and its counsel.

               (A) Conditions Precedent to all Advances, all Letters of Credit, the Term Loan, all Capital Expenditure Loans, and all Acquisition Loans. The following shall be conditions precedent to all Advances, all Letters of Credit, the Term Loan, all Capital Expenditure Loans, and all Acquisition Loans hereunder:

          (x) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (y) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

          (z) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Agent, the Lender Group, or any of their Affiliates.

               (A) Conditions Subsequent. As conditions subsequent to the initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

          (aa) within 30 days of the Closing Date, deliver to Agent the certified copies of the policies of insurance as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel; and

          (bb) within 30 days of the Closing Date, deliver to Agent certificates of status with respect to Guarantor, each dated within 15 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which Guarantor's failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Guarantor is in good standing in such jurisdictions;

          (cc) on or before the date that Borrower has any Investment Property, Agent shall have received a duly executed and delivered control agreement, satisfactory to Agent and its counsel with respect to the applicable Borrower investment account;

          (dd) within 45 days of the Closing Date, deliver to Agent a consent to the Merger, in form and substance satisfactory to Agent and the Lenders, with respect to each "Material Agreement" (as such term is defined in the opinion of the Summit Law Group, P.L.L.C. delivered pursuant to Section
3.1 (n) (the "Summit Opinion")) identified on Schedule B to the Summit Opinion from each other Person who is a party to each such Material Agreement.

           (ee) on or before September 30, 1998, Borrower shall have elected two new directors (in addition to the existing members of Borrower's board of directors) to Borrower's board of directors, and on or before December 31, 1998, Borrower shall have elected a third additional new director (in addition to the existing members of Borrower's board of directors) to Borrower's board of directors, in each case, being individuals who are satisfactory to Required Lenders and who have significant, relevant experience in the telecommunications industry and other fields or businesses related to Borrower's planned future business activities; and

          (ff) Borrower shall use its best efforts to obtain and deliver to Agent a duly executed Carrier Consent Agreement in respect of each of the Material Carriers.

               (A)     Term; Automatic Renewal.

          (gg) This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 36 months from the Closing Date and automatically shall be renewed for successive 1 year periods thereafter, unless sooner terminated pursuant to the terms hereof.


          (hh) Either Borrower or the Lender Group may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving the other party at least 90 days prior written notice. The foregoing notwithstanding, the Lender Group shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

               (A)     Effect of Termination.

          (ii) On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder or under the other Loan Documents, and Agent's continuing security interests in the Collateral, for the benefit of the Lender Group, shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated.

          (jj) If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then the Lender Group may, but shall not be required to, renew this Agreement for an additional term of 1 year.

               (A)     Early Termination by Borrower.  The provisions of
Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date notwithstanding, Borrower has the option, at any time after the second anniversary of the Closing Date (but not on or prior thereto) upon not less than 15 days, and not more than 30 days, prior written notice to Agent, to terminate this Agreement by paying to Agent, for the ratable benefit of the Lender Group, in cash, all of the Obligations, in full (including either (a) providing cash collateral to be held by Agent for the ratable benefit of the Lender Group in an amount equal to 105% of the maximum amount of the Lender Group's obligations under outstanding Letters of Credit, or (b) causing the original Letters of Credit to be returned to Agent), together with a premium (the "Early Termination Premium") equal to the greater of (a) the aggregate Dollar amount of interest and Letter of Credit fees payable under this agreement during the 6 whole months prior to the proposed early termination date, or (ii) $750,000. In the event any such notice is timely received by Agent and Borrower thereafter fails to timely pay to Agent the amount as set forth in the immediately preceding sentence, such notice shall be deemed to never have been given. Anything contained in this Agreement to the contrary notwithstanding, in the event that Borrower prepays the Term Loan or any Acquisition Loan at a time when the Applicable Prepayment Premium is zero pursuant to clause (a) of the definition of Applicable Prepayment Premium and if, thereafter, Borrower prepays and terminates the Revolver within 180 days of the date on which it prepaid the Term Loan or any Acquisition Loan, then, in connection with such prepayment and termination of the Revolver, the Early Termination Premium shall be increased by an amount equal to the amount of the Applicable Prepayment Premium that would have been payable under clause (b) of the definition of Applicable Prepayment Premium on the date on which the Term Loan or any such Acquisition Loan was prepaid.

               (B) Termination Upon Event of Default. If the Lender Group terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent, for the ratable benefit of the Lender Group, upon the effective date of such termination, a premium in an amount equal to the Early Termination Premium. The Early Termination Premium shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

     0.4     CREATION OF SECURITY INTEREST.

               (A) Grant of Security Interest. Borrower hereby grants to Agent, for the benefit of the Lender Group, continuing Liens on all right, title, and interest of Borrower in and to all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents (the "Agent's Liens"). The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

               (B) Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower immediately, upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

               (C) Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuance of an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group, or that Agent, for the benefit of the Lender Group, has a security interest therein and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

               (D) Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected Agent's Liens on the Collateral (whether now owned or hereafter arising or acquired), and in order to consummate fully all of the transactions contemplated hereby and under the other the Loan Documents.

               (E) Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Groups' obligations to extend credit hereunder are terminated.

               (F) Right to Inspect. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

     0.5     REPRESENTATIONS AND WARRANTIES.

          In order to induce the Lender Group to enter into this Agreement, each Person composing Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance, Letter of Credit, Term Loan, Capital Expenditure Loan, or Acquisition Loan made thereafter, as though made on and as of the date of such Advance, Letter of Credit, Term Loan, Capital Expenditure Loan, or Acquisition Loan (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

               (A) No Encumbrances. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

               (B) Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Borrower has not received notice of actual or imminent bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

               (C)     [Intentionally Omitted.]

               (D) Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

               (E) Location of Inventory and Equipment. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.
               (F) Inventory Records. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

               (G) Location of Chief Executive Office; FEIN. The chief executive office of UStel is located at 6167 Bristol Parkway, Suite 100, Culver City, California 90230, and UStel's FEIN is 954362330. The chief executive office of Arcada is located at 2033 6th Avenue, Suite 401, Seattle, Washington 98121-2516, and Arcada's FEIN is being applied for.

               (H)     Due Organization and Qualification; Subsidiaries.

          (a) Each Person composing Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to constitute a Material Adverse Change.

          (b) Set forth on Schedule 5.8, is a complete and accurate description of the authorized Stock of each Person composing Borrower and of each such Person composing Borrower's direct subsidiaries, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding and the number of such shares that are held by such Person composing Borrower or in such Person composing Borrower's treasury. All such outstanding shares have been validly issued and, as of the Closing Date, are fully paid, nonassessable shares free of contractual preemptive rights. The issuance and sale of all such shares have been in compliance with all applicable federal and state securities laws. Other than as described on Schedule 5.8, there are no subscriptions, options, warrants, or calls relating to any shares of any such Person composing Borrower's Stock, including any right of conversion or exchange under any outstanding security or other instrument. Each such Person composing Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock.

          (c) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

               (A)     Due Authorization; No Conflict.

          (e) The execution, delivery, and performance by each Person composing Borrower of this Agreement and the Loan Documents to which each such Person is a party have been duly authorized by all necessary corporate action.

          (f) The execution, delivery, and performance by each Person composing Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to each such Person composing Borrower, the Governing Documents of each such Person composing Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on each such Person composing Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of each such Person composing Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of each such Person composing Borrower, other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of each such Person composing Borrower.

          (g) Other than the filing of appropriate financing statements, fixture filings, and mortgages, the execution, delivery, and performance by each Person composing Borrower of this Agreement and the Loan Documents to which each such Person composing Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

          (h) This Agreement and the Loan Documents to which each Person composing Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by each such Person composing Borrower will be the legally valid and binding obligations of each such Person composing Borrower, enforceable against each such Person composing Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (i) The Agent's Liens granted by each Person composing Borrower to Agent, for the benefit of the Lender Group, in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

               (A) Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower is the plaintiff; (b) matters disclosed on Schedule 5.10; and (c) matters arising after the date hereof that, if decided adversely to Borrower, reasonably could not be expected to result in a Material Adverse Change.

               (B) No Material Adverse Change. All financial statements relating to Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

               (C)     No Fraudulent Transfer.

          (j)     Each Person Composing Borrower is Solvent.

          (k) No transfer of property is being made by any Person composing Borrower and no obligation is being incurred by any Person composing Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Person composing Borrower.

               (A) Employee Benefits. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

               (B) Environmental Condition. None of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

               (C) Brokerage Fees. Except for fees payable to Sutro & Company, there are no brokerage commission or finders fees that have been or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement, and except for Sutro & Company, Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement.

               (D)     Compliance with Laws, etc.

               (a) Each Borrower is in compliance with all material respects with all applicable laws and regulations, including the Communications Act, FCC Rules, and those relating to telecommunications, copyright, pollution and environmental control, equal employment opportunity and employee safety, in all jurisdictions in which any Borrower is currently doing business.

               (b) All Permits are in full force and effect and there are no pending or threatened material complaints, investigations, inquiries or proceedings by or before the FCC or other Governmental Authority or any actions or events that (i) could result in the revocation, cancellation, adverse modification or non-renewal of any Permit or the imposition of a material fine or forfeiture, or (ii) otherwise result in a Material Adverse Change.

               (E) Material Carriers. The Material Carriers collectively account for not less than 80% of the aggregate amount of Borrower's volume of telecommunications traffic through Carriers. Each Carrier Agreement in respect of a Material Carrier is in full force and effect and no Borrower is in material default thereunder.

               (F)     Year 2000 Compliance.

          (l) On the basis of a comprehensive inventory, review and assessment currently being undertaken by Borrower of Borrower's computer applications utilized by Borrower or contained in products produced or sold by Borrower, and upon inquiry made of Borrower's material suppliers and vendors, Bo rrower's management is of the considered view that Borrower, its products, and all such suppliers and vendors will be Year 2000 Compliant before October 1, 1999.

          (m) Borrower (i) has undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of Borrower or its products to be Year 2000 Compliant on a timely basis, (ii) is developing a detail plan and timeline for becoming Year 2000 Compliant on a timely basis, and (iii) to date, is implementing that plan in accordance with that timetable in all material respects. Borrower reasonably anticipates that it will be Year 2000 Compliant before October 1, 1999.

     0.6     AFFIRMATIVE COVENANTS.

          Each Person composing Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless the Lender Group shall otherwise consent in writing, each such Person composing Borrower shall do all of the following:

               (A) Accounting System. Maintain a standard and modern system of accounting that enables each Person composing Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Each Person composing Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

               (B) Collateral Reporting. Provide Agent with the following documents at the following times in form satisfactory to Agent: (a) on a weekly basis and, in any event, by no later than the 5th day of each week during the term of this Agreement (and as may be requested more frequently from time to time by Agent ), a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base with respect to all Eligible Accounts of Arcada as of such date, (b) on a monthly basis and, in any event, by no later than the 15th day of each month, and on a best efforts basis, on a weekly basis and, in any event, by no later than the 5th day of each week during the term of this Agreement (and as may be requested more frequently from time to time by Agent), a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base with respect to all Eligible Accounts of UStel as of such date, (c) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, (i) a detailed calculation of the Borrowing Base, and (ii) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent, (iii) a report detailing contra Accounts with respect to each of Eligible Accounts of each Person composing Borrower, (d) on a monthly basis and, in any event, by no later than the 15th day of each month during the term of this Agreement, a summary aging, by vendor, of each Person composing Borrower's accounts payable and any book overdraft, (e) on each Business Day, notice of all disputes, or claims in excess of $1,000, (f) upon request, copies of customer statements, credit memos, remittance advices and reports, deposit slips, and call transaction documents in connection with the Accounts, invoices and other documents entered into in connection with Equipment acquired by each Person composing Borrower, purchase orders and invoices, (g) on a monthly basis, a calculation of the Dilution for the prior month; and (h) such other reports as to the Collateral or the financial condition of each Person composing Borrower as Agent may request from time to time.

               (C) Financial Statements, Reports, Certificates. Deliver to Agent, with copies to each Lender: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; and
(b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Subsidiaries, or Affiliates, or is a Subsidiary or Affiliate of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

               Together with the above, Borrower also shall deliver to Agent, with copies to each Lender, Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by the Lender Group relating to the financial condition of Borrower.

               Each month, together with the financial statements provided pursuant to Section 6.3(a), Borrower shall deliver to Agent, with copies to each Lender a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to any one or more members of the Lender Group hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) each Borrower is not in default with respect to any of its obligations to any Material Carrier under any Carrier Agreement, or, if such Borrower is in such default, specifying the details of each such default, (iv) for each month that also is the date on which a financial covenant in Section
7.21 is to be tested, a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in Section 7.21, and (v) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses (i), (ii), (iii), or (iv), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

               Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions.

               (D) Tax Returns. Deliver to Agent copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service. Deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (a) Borrower conducts business or is required to pay any such excise tax, (b) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or
(c) where Borrower's failure to pay any such applicable excise tax would otherwise constitute a Material Adverse Change.

               (E) Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

               (F) Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

               (G) Title to Equipment. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

               (H) Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

               (I) Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits.

               (J)     Insurance.

          (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

          (b) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which have a Best's rating of A for capital and X for financial stability. All hazard insurance and such other insurance as Agent shall specify, shall contain a mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Agent and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Borrower shall deliver to Agent certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

          (c) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least 10 days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and Agent shall have the right to adjust any loss. Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, the Lender Group shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

          (d) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent under a standard mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

               (A) No Setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

               (B) Location of Inventory and Equipment. Keep the Inventory and Equipment, including any new telephone switching equipment, only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which the Inventory or Equipment, including any existing or new telephone switching equipment, is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement for any such new location. Anything contained in the foregoing to the contrary notwithstanding, prior to the Wiltel Date, UStel shall not (a) keep or move any Inventory or Equipment in or to the state of Minnesota, or (b) move any Inventory or Equipment to the state of Nevada (other than Inventory or Equipment located in Nevada on the Closing Date).

               (C) Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

               (D)     Employee Benefits.

          (e) Cause to be delivered to Agent, each of the following: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

          (f) Cause to be delivered to Agent, upon Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions;
(vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

               (A) Leases. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Agent shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.
               (B) Brokerage Commissions. Pay any and all brokerage commission or finders fees payable to Sutro & Company, and to any other broker or finder, incurred or payable in connection with or as a result of Borrower's
obtaining financing from the Lender Group under this Agreement.   Borrower
agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of Sutro & Company or any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

               (C) Year 2000 Compliance. Be Year 2000 Compliant by October 1, 1999.

               (D) LEC Agreements, Carrier Agreements, and Other Agreements. From time to time, if and as requested by Agent, each Borrower shall deliver to Agent copies of all Billing Service Agreements, Carrier Agreements, and/or other material agreements in effect between such Borrower, on the one hand, and a LEC, Clearinghouse, or Carrier, on the other hand; provided that if any such agreement contains confidentiality restrictions, Agent will agree to reasonable restrictions upon the use or dissemination of such agreement by Agent.

               (E) Attendance at Board Meetings. Agrees to hold a meeting of its Board of Directors at least four (4) times per Fiscal Year and not less frequently than once per one hundred twenty (120) days (the "Quarterly Meeting"). GSCP shall be entitled to designate one (1) individual (which such individual shall be identified to Borrower in a writing signed by GSCP and who shall be an officer or an employee of GSCP, or its Affiliates, unless Borrower shall have consented to a non-officer, non-employee; herein, the "Designated Observer") who shall have the right to attend all meetings of the Board of Directors of Borrower in a non-voting observer capacity; provided, however, that in the case of telephonic meetings conducted in accordance with the governing documents of Borrower and applicable law, the Designated Observer shall be given the opportunity to listen to such telephonic meetings; provided, however, that the Designated Observer shall be given (a) at least 10 days prior written notice of Borrower's Quarterly Meeting, and (b) all written materials and other information provided by Borrower to the members of its Board of Directors in connection with such meetings. Borrower shall reimburse the Designated Observer for the reasonable out-of-pocket expenses incurred by such individual in connection with attendance at meetings of the Board of Directors of Borrower. Borrower shall notify GSCP, as promptly as practicable, of the proposed taking of any material action by written consent of its Board of Directors in lieu of a meeting thereof and a copy of such written consent shall be provided to the Designated Observer as soon as practicable. The rights set forth in this Section 6.19 shall not be transferable by GSCP. Anything herein to the contrary notwithstanding, this
Section 6.19 shall terminate and be of no further effect upon the date on which GSCP no longer holds Commitments representing at least 25% of total of all Commitments to the credit facilities provided for under this Agreement.

     0.7     NEGATIVE COVENANTS.

          Each Person composing Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, each such person composing Borrower will not do any of the following without the Lender Group's prior written consent:

               (A) Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

          (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

          (b)     Indebtedness set forth on Schedule 7.1;

          (c)     Indebtedness secured by Permitted Liens; and

          (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and
(iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness.

               (A) Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under Section 7.1(d) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

               (B)     Restrictions on Fundamental Changes.

          (e) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

          (f) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

          (g) Convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets.

               (A) Disposal of Assets. Sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted.

               (B) Change Name. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name.

               (C) Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

               (D) Nature of Business. Make any change in the principal nature of Borrower's business.

               (E)     Prepayments and Amendments.

          (h) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement, and

          (i) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d).

               (A) Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

               (B) Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

               (C) Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower may accrue, declare, and pay in cash periodic dividends with respect to Borrower's series B preferred Stock in amounts and at intervals not to exceed the amounts and dates therefor provided for under the Statement of Designation, Preferences and Rights of Borrower's series B preferred Stock in effect as of the Closing Date.

               (D) Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

               (E) Investments. Directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; provided, however, that UStel may consummate (i) the Arcada Acquisition, and (ii) or UStel or Arcada may consummate any other Permitted Acquisitions.

               (F) Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

               (G) Suspension. Suspend or go out of a substantial portion of its business.

               (H) Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

               (I)     Use of Proceeds.

          (j) Use the proceeds of the Advances and the Term Loan made hereunder for any purpose other than (i) on the Closing Date, as set forth on
Schedule 7.17, and (ii) thereafter, subject to the provisions of Section 2.3, and consistent with the other terms and conditions hereof, for its lawful and permitted corporate purposes.

          (k) Use the proceeds of the Capital Expenditure Loans made hereunder for any purpose other than to finance new Equipment in accordance with Section 2.4.

               (A) Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent. Anything contained in the foregoing to the contrary notwithstanding, prior to the Wiltel Date, no entity composing Borrower shall relocate its chief executive office to the states of Minnesota or Nevada.

               (B) No Prohibited Transactions Under ERISA. Directly or indirectly:

          (l) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (m) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;
          (n) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (o) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

          (p) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

          (q) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

          (r) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

                (A) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

               (B)     Contracts with Carriers, LECs, or Clearinghouses.
Enter into any new contractual arrangements with Carriers, LECs, or Clearinghouses, or materially amend, modify, or extend existing contractual arrangements with Carriers, LECs, or Clearinghouses, if the effect would be to prohibit Agent from having a Lien on the rights of such Borrower thereunder, to prohibit disclosure of the terms thereof to Agent, to grant a Lien to the Carrier, LEC, or Clearinghouse on any of the Collateral, to authorize any Carrier to withhold delivery of call transaction record tapes other than after the occurrence of a default under the relevant Carrier Agreement, or to authorize any Carrier to contact or directly bill customers of such Borrower with respect to services provided by such Carrier to such Borrower for resale to such Borrower's customers.

               (C)     Financial Covenants.  Fail to maintain:
          (s) Net Revenues. Achieve Net Revenues, of not less than the amount shown below for the period corresponding thereto:


>For the fiscal quarter ending on or about                 Minimum Net Revenue

       September 30, 1998                                     $10,732,000

        December 31, 1998                                     $12,483,000

           March 31, 1999                                     $13,682,000

            June 30, 1999                                     $14,609,000

       September 30, 1999                                     $15,325,000

        December 31, 1999                                     $15,739,000

           March 31, 2000                                     $16,099,000

            June 30, 2000                                     $16,343,000

       September 30, 2000                                     $16,626,000

        December 31, 2000                                     $16,923,000

           March 31, 2001                                     $17,398,000


          (t) Gross Profit. Achieve gross profits, determined in accordance with GAAP on a consolidated basis consistent with past practice, of not less than the amount shown below for the period corresponding thereto:


For the fiscal quarter ending on or about                  Minimum Gross Profit

       September 30, 1998                                      $4,140,000

        December 31, 1998                                      $4,929,000

           March 31, 1999                                      $5,553,000

            June 30, 1999                                      $6,089,000

       September 30, 1999                                      $6,545,000

        December 31, 1999                                      $6,649,000

           March 31, 2000                                      $6,729,000

            June 30, 2000                                      $6,783,000

       September 30, 2000                                      $6,865,000

        December 31, 2000                                      $6,956,000

           March 31, 2001                                      $7,117,000


          (u) Profitability. Achieve EBITDA of not less than the amount shown below for the period corresponding thereto:


For the fiscal quarter ending on or about                     Minimum EBITDA

       September 30, 1998                                         $870,000

        December 31, 1998                                       $1,753,000

           March 31, 1999                                       $2,042,000

            June 30, 1999                                       $2,328,000

       September 30, 1999                                       $2,673,000

        December 31, 1999                                       $2,698,000

           March 31, 2000                                       $2,721,000

            June 30, 2000                                       $2,711,000

       September 30, 2000                                       $2,707,000

        December 31, 2000                                       $2,702,000

           March 31, 2001                                       $2,732,000


          (v) Debt Service Coverage Ratio. Achieve a ratio of EBITDA to Debt Service of not less than the amount shown below for the period corresponding thereto:


For the fiscal quarter ending on or about   Minimum Debt Service Coverage Ratio

       September 30, 1998                                           .94

        December 31, 1998                                          1.16

           March 31, 1999                                          1.62

            June 30, 1999                                          1.10

       September 30, 1999                                          1.70

        December 31, 1999                                          1.66

           March 31, 2000                                          1.59

            June 30, 2000                                          1.43

       September 30, 2000                                          1.45

        December 31, 2000                                          1.47

           March 31, 2001                                          1.50


          (w) Tangible Net Worth. Maintain Tangible Net Worth of not less than the amount shown below for the date corresponding thereto (amounts in brackets <$> are negative):


For the fiscal quarter ending on or about            Minimum Tangible Net Worth

       September 30, 1998                                      <$9,259,000>

        December 31, 1998                                      <$8,214,000>

           March 31, 1999                                      <$6,691,000>

            June 30, 1999                                      <$4,916,000>

       September 30, 1999                                      <$3,100,000>

        December 31, 1999                                      <$1,551,000>

           March 31, 2000                                        <$500,000>

            June 30, 2000                                       $1,132,000

       September 30, 2000                                       $2,331,000

        December 31, 2000                                       $3,544,000

           March 31, 2001                                       $4,769,000


          (x) Churn. Borrower's Churn as calculated on a monthly basis shall not exceed the amount shown below for the applicable gross margin, as determined in accordance with GAAP, corresponding thereto:


Gross margin for the past                   Average monthly churn for the prior
     three months                                     three months

        >= 45%                                           5.0%

     >= 40% and <45%                                     4.0%

          <40%                                           3.0%



               (A)     Capital Expenditures.

          (y) Make capital expenditures in excess of $4,000,000 during the period commencing July 1, 1998 and ending on March 31, 1999.

          (z) Achieve EBITDA in excess of capital expenditures, in each case for the four fiscal quarters of Borrower immediately preceding any such date of determination, of not less than the amount shown below for the period corresponding thereto:


For the four fiscal quarters                       Minimum EBITDA in excess of
     ending on or about                               Capital Expenditures

       September 30, 1998                                          N/A

        December 31, 1998                                          N/A

           March 31, 1999                                          N/A


            June 30, 1999                                       $2,665,000

       September 30, 1999                                       $4,537,000

        December 31, 1999                                       $5,885,000

           March 31, 2000                                       $7,388,000

            June 30, 2000                                       $8,906,000

       September 30, 2000                                       $9,618,000

        December 31, 2000                                      $10,089,000

           March 31, 2001                                      $10,100,000


               (A) Availability. At any time from the Closing Date through thirty (30) days, and so long as Borrower's trade payables are not aged more than is consistent with Borrower's historical practices, Availability plus Borrower's unrestricted cash and cash equivalents shall be not less than $3,500,000.

     0.8     EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

               (A) If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

               (B) (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.4 (Tax Returns), 6.12 (Location of Inventory, etc.), 6.13 (Compliance with Laws), or 6.14 (Employee Benefits) of this Agreement and such failure continues for a period of 10 Business Days;
(b) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.6 (Returns), or 6.15 (Leases) of this Agreement and such failure continues for a period of 15 Business Days; or (c) If Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods or required notices, if any, expressly provided for in such Loan Documents), in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this
Section 8 shall govern);

               (C)     If there is a Material Adverse Change;

               (D) If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

               (E)     If an Insolvency Proceeding is commenced by Borrower;

               (F) If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent), GSCP, and any other member of the Lender Group shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

               (G) If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               (H) If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

               (I) If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's properties or assets;

               (J) (a) If there is a default in any Carrier Agreement with a Material Carrier, and such default (i) occurs at the final maturity of the obligations thereunder, (ii) results in a right by the Carrier party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's obligations thereunder, or (iii) results in the termination by the applicable Carrier of such agreement; or

               (b) If there is a default in any other material agreement to which Borrower is a party with one or more third Persons and such default
(a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

               (K) If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

               (L) If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn; or

               (M) If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding.

     0.9     THE LENDER GROUP'S RIGHTS AND REMEDIES.

               (A) Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may, except to the extent otherwise expressly provided or required below, authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting Agent's rights and security interests, for the benefit of the Lender Group, in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

          (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

          (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Lockbox Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Lockbox Accounts, to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

          (j) Require each Borrower to deliver to Agent a complete list of all end-user customers of such Borrower, with respect to all Accounts of such Borrower including LEC Accounts and Direct Accounts, or any reasonably designated portion thereof, which such Borrower shall deliver to Agent promptly upon demand by Agent;

          (k) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (l) Agent shall give notice of the disposition of the Collateral as follows:

                    (1) Agent shall give Borrower and each holder of a security interest in the Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Agent;

                    (3) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least 5 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

          (m) The Lender Group may credit bid and purchase at any public sale;

          (n) The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

          (o) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

               (A) Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     0.10     TAXES AND EXPENSES.

          If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     0.11     WAIVERS; INDEMNIFICATION.

               (A) Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

               (B) The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person; and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

               (C) Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     0.12     NOTICES.

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to the relevant party at its address set forth below:
     If to any Borrower:      c/o USTEL, INC.
                              6167 Bristol Parkway, Suite 100
                              Culver City, California 90230
                              Attn: Mr. Robert L.B. Diener
                              Fax No. 310.645.5546

     with copies to:          FRESHMAN, MARANTZ, ORLANSKI, COOPER & KLEIN,
                              a Law Corporation
                              Eighth Floor, East Tower
                              9100 Wilshire Boulevard
                              Beverly Hills, California 90212-3840
                              Attn:  Leib Orlanski, Esq.
                              Fax No. 310.274.8293

     If to Agent:             COAST BUSINESS CREDIT,
                              a division of Southern Pacific Bank
                              12121 Wilshire Boulevard, Suite 1111
                              Los Angeles, California 90025
                              Attn: Mr. R. Britton Terrell
                              Telecopy No.: (310) 826-2884

     If to GSCP:              GOLDMAN SACHS CREDIT PARTNERS L.P.
                              85 Broad Street
                              New York, New York 10004
                              Attn:  Mr. Craig F. Noell
                              Fax No. 212.902.3757

 In each case with copies to: BUCHALTER, NEMER, FIELDS & YOUNGER
                              601 South Figueroa Street, Suite 2400
                              Los Angeles, California 90017-5704
                              Attn: Richard Jay Goldstein, Esq.
                              Telecopy No.: (213) 896-0400

 In each case with copies to: BROBECK, PHLEGER & HARRISON LLP
                              550 South Hope Street
                              Los Angeles, California 90071
                              Attn:  John Francis Hilson, Esq.
                              Fax No. 213.745.3345

          The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to all other parties. All notices or demands sent in accordance with this
Section 12, other than notices by the Lender Group in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     0.13     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE REQUIRED LENDERS ' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE REQUIRED LENDERS ELECT
TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13.


     BORROWER AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


     0.14     DESTRUCTION OF BORROWER'S DOCUMENTS.

          All documents, schedules, invoices, agings, or other papers delivered to any one or more members of the Lender Group may be destroyed or otherwise disposed of by such member of the Lender Group 4 months after they are delivered to or received by such member of the Lender Group, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     0.15     ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

               (A)     Assignments and Participations.

               (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee) (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $2,500,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent an Assignment and Acceptance ("Assignment and Acceptance") in form and substance satisfactory to Agent; and
(iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

               (b) From and after the date that Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement from and after the date of any such Assignment (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

               (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and
(6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

               (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents (provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

               (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

               (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

               (B) Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 15.1 hereof and, except as expressly required pursuant to Section 15.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

     0.16     AMENDMENTS; WAIVERS.

               (A) Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

               (a)     increase or extend the Commitment of any Lender;

               (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

               (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

               (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

               (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

               (g) release the Agent's Lien for the benefit of the Lender Group on any Collateral other than as permitted by Section 17.11;

               (h)     change the definition of "Required Lenders";

               (i) release Borrower from any Obligation for the payment of money; or

               (j)     amend any of the provisions of Section 17.


and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by GSCP in its individual capacity as a Lender, affect the specific rights or duties of GSCP in its individual capacity as a Lender under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

               (B) No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     0.17     AGENT; THE LENDER GROUP.

               (A) Appointment and Authorization of Agent. Each Lender hereby designates and appoints Coast as its agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this
Section 17. The provisions of this Section 17 are solely for the benefit of Agent and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 17.10 hereof also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Coast is merely the representative of the Lenders, and has only the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Collateral, the Collections, and related matters; (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections;
(f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

               (B) Delegation of Duties. Except as otherwise provided in this section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

               (C) Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower's Subsidiaries or Affiliates.

               (D) Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

               (E) Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default."
Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 17.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

               (F) Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender
Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document.
Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related
Persons.

               (G) Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

               (H) Agent in Individual Capacity. Coast and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Coast were not Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Coast or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them.

               (I) Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

               (J) Withholding Tax. (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

                    (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form 1001 as no longer valid.

               (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

               (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent fully for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

               (K)     Collateral Matters.

               (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under
Section 7 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter; or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, of all of the Lenders, or (z) otherwise, all of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

               (c) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

               (L) Restrictions on Actions by Lenders; Sharing of Payments. (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

               (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

               (M) Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

               (N) Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

               (O) Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

               (P) Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender:

               (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

               (b) expressly agrees and acknowledges that neither GSCP nor Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

               (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

               (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

               (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) Any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof from Borrower; (y) To the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender; and (z) Any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

               (Q) Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     0.18     GENERAL PROVISIONS.

               (A) Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and each member of the Lender Group whose signature is provided for on the signature pages hereof.

               (B) Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

               (C) Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

               (D) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

               (E) Amendments in Writing. This Agreement can only be amended by a writing signed by Agent, the requisite Lenders, and Borrower.
               (F) Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The forgoing shall apply to each other Loan Document mutatis mutandis.

               (G) Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

               (H) Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

               (I) Senior Obligations. This Agreement, together with the other Loan Documents and the Obligations of Borrower to the Lender Group hereunder shall be senior to those certain 12% Convertible Subordinated Debentures due December 31, 1998 as provided for therein.

[Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                    USTEL, INC.,
                    a Minnesota corporation


                    By

                    Title:


                    ARCADA COMMUNICATIONS, INC.,
                    a Washington corporation


                    By

                    Title:


                    COAST BUSINESS CREDIT,
                    a division of Southern Pacific Bank,
                    a California corporation, as agent


                    By

                    Title:



                    GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    a Bermuda limited partnership


                    By:

                    Title:  Authorized Signatory

EXHIBIT 10.70


                                WARRANT
                            (Goldman Sachs)


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THERE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (ii)AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF SUCH

USTEL, INC.

WARRANT TO PURCHASE 12,400,309 SHARES
OF COMMON STOCK (this "Warrant")

     UStel, Inc., a Minnesota corporation (the"Company"), hereby certifies that, for value received, Goldman, Sachs & Co., a New York limited partnership ("Holder"), or registered assigns, is the registered holder of warrants (the "Warrants") to subscribe for and purchase Twelve Million Four Hundred Thousand Three Hundred Nine (12,400,309) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at a purchase price per share as follows: (a) Seven Million Eight Hundred Ninety One Thousand One Hundred Six (7,891,106) shares at the per share price of One Dollar ($1.00), (b) Nine Hundred One Thousand Eight Hundred Forty One (901,841) shares at the per share price of One Dollar and Fifty Cents ($1.50), (c) One Million Eight Hundred Three Thousand Six Hundred Eighty One (1,803,681) shares at the per share price of Three Dollars ($3.00), and (d) One Million Eight Hundred Three Thousand Six Hundred Eighty One (1,803,681) shares at the per share price of Five Dollars ($5.00) (all of such prices, as adjusted pursuant to Section 4 hereof, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged,
(b) the term "Date of Grant" shall mean June 25, 1998, (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant, and (d) the term "Total Warrant Shares" shall mean the total of the sum of the number of the (i) remaining Warrant Shares issuable to the Holder under this Warrant, and (ii) remaining "Warrant Shares"

issuable to Coast Business Credit, a Division of Southern Pacific ("Coast") upon exercise of the "Warrants" issued to Coast (the "Additional Warrants") as of the Date of Grant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

     The Warrants evidenced by this Warrant have been issued pursuant to that certain Loan and Security Agreement dated as of June 25, 1998 (the "Loan Agreement"), by and among the Company, Arcada Communications, Inc., a Washington corporation ("Arcada"), Coast Business Credit, a Division of Southern Pacific Bank and Goldman Sachs Credit Partners, L.P.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from (I) the date which is the earliest of (a) March 25, 1999, (b) the date upon which an Event of Default (as defined in Article 8 of the Loan Agreement) occurs under the terms of the Loan Agreement, and (c) the date which is thirty (30) days prior to the consummation of (i) any merger or consolidation of the Company with or into another entity (other than a wholly-owned subsidiary of the Company) where (A) the Company is not the surviving entity or (B) the Company is the surviving entity but fifty percent (50%) or more of the capital stock of the Company after such transaction is held by persons other than holders of the Company's capital stock prior to such transaction, or (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (any such event described in clauses (I)(c) (i) and (I)(c)(ii) of this sentence, a "Sale") through and including (II) the close of business on June 25, 2003 (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b), below, shall apply.

     2.     Exercise.

          a.     Method of Exercise; Payment; Issuance of New Warrant.
Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the lowest then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section 2(b) below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.
          b. Automatic Exercise. In the event that any portion of this Warrant is unexercised as of the Expiration Date, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day), or, if the Expiration Date is due to a Sale, immediately prior to the consummation of such Sale (the "Automatic Exercise Date") and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business, or, in the event of a Sale, as of immediately prior to the consummation of the Sale, on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date, by virtue of this Section 2(b) and without any action by the holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased shall be deemed to be made pursuant to the terms of Section 10.2 below (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

     3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price(s) shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          a. Adjustment for Initial Errors. The Company hereby acknowledges that the Twelve Million Four Hundred Thousand Three Hundred Nine (12,400,309) Warrant Shares constituting the initial number of securities purchasable upon the exercise of the Warrants was based upon the Company's representations as to the amount of outstanding Common Stock (on a fully diluted basis) on the Date of Grant, as set forth on Schedule 5.8 to the Loan Agreement ("Schedule 5.8"). If for any reason it shall hereafter be determined by the holder of any outstanding Warrant that the actual amount of Common Stock outstanding as of the Date of Grant (on a fully diluted basis) differs from that set forth on Schedule 5.8, then the holder may notify the Company of such determination and the Company shall forthwith reissue all of the Warrants with an appropriate proportional adjustment in said number to be effective from the Date of Grant, provided that such adjustment shall be made only if it results in an increase to the number of Warrant Shares hereunder.
          b. Reclassification. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly apply to successive reclassification, changes and conversions.

          c. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          d. Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Section 4(b) and Section 4(c)) of Common Stock, then the Warrant Price(s) shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the then applicable Warrant Price(s) in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          e. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock as determined in accordance with Section 4(i) below (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price(s) to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the then applicable Warrant Price(s) in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price(s) shall again be adjusted to be the Warrant Price(s) that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

          f. Special Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in Section 4(c) and Section 4(d) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 4(e) above), the Warrant Price(s) to be in effect on and after such record date shall be adjusted by multiplying the then applicable Warrant Price(s) in effect immediately prior to such record date by a fraction (i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51 %) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price(s) shall again be adjusted to be the Warrant Price(s) which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

          g. Other Issuances of Securities. In ease the Company or any subsidiary shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities described in Section 11(f) or Section 11(g) hereof outstanding on the Date of Grant, or issued in any of the transactions described in Section 4(c), 4(d), 4(e) or 4(f) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, (iii) the Warrants and any shares issued upon exercise thereof, (iv) up to Eight Hundred and Fifty Thousand (850,000) shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company or any subsidiary in connection with their service as directors, officers, employees or consultants pursuant to any stock grant, stock option, warrant or other right (the "Employee Shares")), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock (determined in accordance with Section 4(i) below) on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the then applicable Warrant Price(s) shall be adjusted so as to equal the price(s) determined by multiplying the Warrant Price(s) in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(g), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(g), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price(s) shall again be adjusted to the Warrant Price(s) that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made.

          h. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price(s), the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price(s) by a fraction, the numerator of which shall be the then applicable Warrant Price(s) in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price(s) in effect immediately thereafter.

          i.     Determination of Fair Market Value.  For purposes of this
Section 4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal, (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal, or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent (51%) of all of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section 4(i), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (iii) above.

     5. Notice of Adjustments. Whenever the Warrant Price(s) or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to
Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price(s) and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 14 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

     6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(i) above) of a share of Common Stock on the date of exercise.

     7.     Compliance with Securities Act:  Disposition of Warrant or Warrant
Shares.

          a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

          In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

               (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.
               (3) The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (5) The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

               (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          b. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

     8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     9.     Registration Rights.

          9.1     Demand Registration Rights.

          a. Shelf Registration. The Company covenants and agrees that at any time after receipt of a written request (a "Shelf Registration Request") from the holder(s) of the Warrants, Additional Warrants and/or Total Warrant Shares (collectively, the "Securityholders") constituting at least twenty-five percent (25%) of the Total Warrant Shares (determined on an as-exercised basis) to have the Company register the Warrant Shares for sale on a continuous basis pursuant to Rule 415 under the Act, then the Company shall:
(i) promptly deliver written notice (the "Shelf Registration Notice") to all other Securityholders of the Company's receipt of the Shelf Registration Request; (ii) file with the SEC a registration statement on Form S-3 or any successor form or registration to such form, or, if the Company is ineligible for Form S-3, Form S-1 or any successor form of registration to such form, for an offering to be made on a continuous basis pursuant to Rule 415 (the "Shelf Registration Statement") covering all of the outstanding Total Warrant Shares (determined on an as-exercised basis) (the "Registrable Securities"), within forty-five (45) days of delivery of the Shelf Registration Request, (iii) shall use its best efforts to cause such registration statement to be declared effective within ninety (90) days of delivery of the Shelf Registration Notice and (iv) shall use its best efforts, including but not limited to the filing of any and all supplements and amendments to the Shelf Registration Statement required under applicable rules, regulations or instructions or reasonably requested by the holders of a majority of the shares then registered under the Shelf Registration Statement, to keep the Shelf Registration Statement effective under the Act until all of the Warrant Shares so registered have been sold, subject to Section 9.3(b) below and applicable law.

          b. Other Demand Registrations. The Company covenants and agrees that in the event that it fails to file and cause to become effective a Shelf Registration Statement covering all of the Registrable Securities within one hundred eighty (180) days after delivery of a Shelf Registration Request, or if it fails to keep such Shelf Registration Statement continuously effective until all of the Registrable Securities are sold (subject to Section 9.3(b) hereof), then at any time after receipt of a written request (a "Demand Registration Request") from Securityholders holding at least twenty-five percent (25%) of the Registrable Securities stating that such Securityholders desire and intend to have the Company register all or a portion of the Registrable Securities held by them on Form S-3, or any successor form of registration to such form, or, if the Company is ineligible therefore, Form S-1, or any successor form of registration to such form, the Company shall give notice (the "Registration Notice") to all of the Securityholders within thirty (30) days of the Company's receipt of such registration request, the Company shall cause to be included in such registration all Registrable Securities requested to be included therein by any such Securityholder within fifteen (15) days after such Registration Notice is effective (subject to the provisions of the final sentence of this Section 9.1(a)). After such fifteen
(15)-day period, the Company shall file as promptly as practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Act and remain effective for six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such six (6)-month period; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 9.1(b) after the Company has effected two (2) such registrations pursuant to this Section 9.1. For purposes of this Section 9, a registration shall not be deemed to have been effected unless a registration statement including at least fifty percent (50%) of the Registrable Shares requested to be included therein has been declared effective and, subject to Section 9.3(b) hereof, remained effective for a period of six (6) months (or such shorter period as is permitted in the second sentence of this Section 9.1 (b)). The foregoing notwithstanding, in the event of an underwritten offering pursuant to this Section 9.1(b), if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order: (i) first, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (ii) second, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section 9.1(b), the Securityholders who have requested registration of Common Stock to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

          9.2     Incidental Registration.

          a. The Company covenants and agrees with the Securityholders that in the event that the Company proposes after the Date of Grant to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Registrable Securities as they may request (other than Registrable Securities already registered pursuant to a Shelf Registration Statement). The Company shall direct and use its reasonable best efforts to cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Registrable Securities requested to be included in the registration to include such Registrable Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Registrable Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section 9.2 shall be conditioned upon such Securityholder's participation in such underwriting and the inclusion of the Registrable Securities to be sold by such Securityholder in the underwriting. All Securityholders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section 9.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i) first, the securities the Company proposes to include therein, (ii) second, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and
(iii) third, such other securities requested to be included, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein.

          b. In the event that a holder or holders of the Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i) first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, (ii) second, all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (iii)third, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein.
For purposes of this Section 9.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

          9.3     Company's Obligations.

          a. In connection with the registration of Registrable Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 9.1 or Section 9.2 above, and in addition to its other obligations under this Section 9, the Company agrees to:

                    (i)      with respect to any registration pursuant to
Section 9.1(a) or 9.1(b), prepare and file with the Commission a registration statement on the form specified in such section, with respect to the Registrable Securities to be registered pursuant to such section, and to use its best efforts to cause such registration statement to become and remain effective as provided in such section;

                    (ii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Seller;

                    (iii)     subject to the provisions of Section 9.1 and
Section 9.2 regarding reductions in Registrable Securities to be included in a registration, include in the registration statement filed with the SEC, the Registrable Securities for which requests for registration have been made (or, in the case of a registration under Section 9.1(a), all such Registrable Securities); and promptly after filing of such a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents filed including, if requested, documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                    (iv) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (A) with respect to a registration statement under Section 9.1(b) or
Section 9.2, for a period of six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such period or (B)with respect to a Shelf Registration Statement, until all the Registrable Securities covered by such registration statement are sold, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                    (v) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities proposed to be sold by such Seller;

                    (vi) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests in writing and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this SubSection 9.3(a)(vi), or (B) consent to general service of process in any such jurisdiction;

                    (vii) notify each Seller, at any time when a prospectus relating to such Seller's Registrable Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (viii) cause all such Registrable Securities to be listed on any Exchange or NASDAQ on which similar securities issued by the Company are then listed;

                    (ix) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

                    (x) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (xi) make available for inspection by the Sellers and their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                    (xii) with respect to any underwritten offering, use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                    (xiii) with respect to an underwritten offering, obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller; and

                    (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Act and Rule 158 thereunder.

          b. Any other provisions of this Section 9 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time (not to exceed ninety (90) days) thereafter (i) to effect any registrations pursuant to this Section 9 or (ii)with respect to an effective Shelf Registration Statement, may suspend the effectiveness of such registration statement, at any time at which, in the Company's reasonable judgment, (i)there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or
(ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed in accordance with this Section 9.3(b), (x) the Company must (unless otherwise instructed by those holders who requested such registration) file the requested registration within nine (9) months from the date the Company first received the request of the holders, (y) the Company may not defer the filing of a requested registration or suspend the effectiveness of a Shelf Registration Statement pursuant to this Section 9.3(b) more than once in any eighteen (18)-month period, and (z)there shall be added to any period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed pursuant to this Section 9.3(b).

          c. The Company may require that each Seller, as a condition to registering his, her or its Registrable Securities pursuant hereto, furnish the Company with such information regarding the distribution of the Registrable Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

          d. Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 9.3(a)(vii) above, such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 9.3(a)(iv) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above.

          e. The Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is specifically required by the Act or any similar federal statute then in force.

          9.4 All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 9.3(a)(vi) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers, independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, which discounts, commissions or fees with respect to any Seller's respective shares shall be paid by such Seller, and legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on any Exchange and/or NASDAQ on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

          9.5 In connection with the preparation and filing of each registration statement under the Act pursuant to this Section 9, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

          9.6     Indemnification.

          a. In the event of any registration of any securities of the Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section
9.1 or Section 9.2, the Seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or employee or agent or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          b. In the event that the Company includes any Registrable Securities of a prospective Seller in any registration statement filed pursuant to Section 9.3, such prospective Seller shall, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which the Company or any such director or officer or employee or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospective Seller shall reimburse the Company and any such director, officer, employee, agent, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

          d. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 9.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          e. Indemnification and contribution similar to that specified in this Section 9.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

          f. The indemnification required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          g. If the indemnification provided for in this Section 9.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.6(g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 9.6(g). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          9.7 Market Stand-Off Agreement. If requested by the managing underwriter of an offering for which securities of such Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities, so long as the officers, directors and all holders of two percent (2%) or more of the Common Stock of the Company are also required to so withhold their shares for such period. The obligations described in this Section 9.7 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

          9.8 Assignment of Rights; Termination. The rights granted under this Section 9 may be assigned to the transferee of any of the Registrable Securities and will terminate on the five (5) year anniversary of the Expiration Date.

     10.     Additional Rights.

          10.1 Notice of Sale. In the event that the Company undertakes to effect a Sale, the Company will use its best efforts to provide to the holder at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company will cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

          10.2     Right to Convert Warrant into Common Stock; Net Issuance.
          a. Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 10.2(b) hereof), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate of the lowest Warrant Price(s) applicable to the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii) the fair market value of one (1 ) share of Common Stock on the Conversion Date.

          Expressed as a formula, such conversion shall be computed as follows:

X=(A-B)/Y



Where:     X=the number of shares of Common Stock that may be issued to holder

           Y=the fair market value (FMV) of one (1) share of Common Stock

           A=the aggregate FMV (i.e., FMV x Converted Warrant Shares)

           B=the aggregate Warrant Price (i.e., Converted Warrant Shares x
             Warrant Price)

          No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          b. Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares), and the Warrant Price(s) applicable thereto, in exercise to the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          c.     Determination of Fair Market Value.  For purposes of this
Section 10.2, "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(i) above.

     11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock of the Company and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to and as of the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

          d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof and the authorization and issuance of shares of Series B Preferred Stock of the Company in accordance with the terms of the Agreement for Merger, dated September 25, 1997, by and among the Company, Arcada Acquisition Corp., and Arcada, as amended to and as of the Date of the Grant will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

          e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

          f. The authorized capital stock of the Company and the capital stock issued and outstanding, or reserved for issuance, are as set forth on
Schedule 5.8. All of the outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

          g. Except as set forth on Schedule 5.8, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

          h. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

     12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth herein.

     14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder, and in addition, the Registration Rights contained in Section 9 above shall survive the exercise of this Warrant. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     19. Remedies. In case any one (1) or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     20. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment. Specifically, from the Date of Grant until the date upon which all Indebtedness (as defined in the Loan Agreement) shall have been repaid in full and all obligations of the Borrower (as defined in the Loan Agreement) under the Loan Agreement shall have been satisfied in full, the Company will not amend its Charter to create any new class or series of shares having rights or preferences prior and superior or in parity with the Warrant Shares or increase the rights and preferences or the number of authorized shares of a class or series having rights and preferences prior or superior to the Warrant Shares without the prior written consent of the holders of at least fifty-one percent (51 %) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants.


[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers "hereunto duly authorized.

                              UStel, Inc.

                              By:

                              Title:

                              Address:     6167 Bristol Parkway, Suite 100
                                           Culver City, California 90230

Dated:  as of June 25, 1998

                                EXHIBIT A

                            NOTICE OF EXERCISE

To:  UStel, Inc.

          1. The undersigned hereby elects to purchase shares of Common Stock of UStel, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

________________________________
(Name)

________________________________

________________________________
(Address)

          3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undesigned has executed an Investment Representation Statement attached hereto as Schedule 1.

________________________________
(Signature)

________________
(Date)

                                Schedule 1

                    INVESTMENT REPRESENTATION STATEMENT


Purchaser:

Company      UStel, Inc

Security     Common Stock

Amount:

Date:

     In connection with the purchase of the above-listed securities (the "Registrable Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is purchasing the Registrable Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Registrable Securities Act of 1933, as amended (the "Act").

     (b) The Purchaser understands that the Registrable Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Registrable Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Registrable Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Registrable Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Registrable Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Registrable Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Registrable Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                              Purchaser:





                              Date:

EXHIBIT 10.71

                                   WARRANT
                           (Coast Business Credit)

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THERE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i)_AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (ii)_AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii)_RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv)_UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF SUCH

USTEL, INC.

WARRANT TO PURCHASE 751,535 SHARES

OF COMMON STOCK (this "Warrant")

     Ustel, Inc., a Delaware corporation (the_"Company"), hereby certifies that, for value received, Coast Business Credit, a Division of Southern Pacific ("Holder"), or registered assigns, is the registered holder of warrants (the "Warrants") to subscribe for and purchase Seven Hundred Fifty One Thousand Five Hundred Thirty-Five (751,535) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section_4 hereof, the "Warrant Shares") of the Company, at a purchase price per share as follows:
(a) One Hundred Fifty Thousand Three Hundred and Seven (150,307) shares at the per share price of One Dollar and Fifty Cents ($1.50), (b)_Three Hundred Thousand Six Hundred Fourteen (300,614) shares at the per share price of Three Dollars ($3.00), and (c)_Three Hundred Thousand Six Hundred Fourteen (300,614) shares at the per share price of Five Dollars ($5.00) (all of such prices, as adjusted pursuant to Section_4 hereof, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a)_the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged, (b)_the term "Date of Grant" shall mean June_25, 1998, (c)_the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant, and
(d)_the term "Total Warrant Shares" shall mean the total of the sum of the number of the (i)_remaining Warrant Shares issuable to the Holder under this Warrant, and (ii)_remaining "Warrant Shares" issuable to Goldman, Sachs & Co., a New York limited partnership ("Goldman Sachs") upon exercise of the "Warrants" issued to Goldman Sachs (the "Additional Warrants") as of the Date of Grant. The term "Warrant" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

     The Warrants evidenced by this Warrant have been issued pursuant to that certain Loan and Security Agreement dated as of June 25, 1998 (the "Loan Agreement"), by and among the Company, Arcada Communications, Inc., a Washington corporation ("Arcada"), Coast Business Credit, a Division of Southern Pacific Bank and Goldman Sachs Credit Partners, L.P.

     1.     Term.

 The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from (I) the date which is the earliest of (a) March 25, 1999, (b) the date upon which an Event of Default (as defined in Article 8 of the Loan Agreement) occurs under the terms of the Loan Agreement, and (c) the date which is thirty (30) days prior to the consummation of (i)_any merger or consolidation of the Company with or into another entity (other than a wholly-owned subsidiary of the Company) where
(A)_the Company is not the surviving entity or (B)_the Company is the surviving entity but fifty percent (50%) or more of the capital stock of the Company after such transaction is held by persons other than holders of the Company's capital stock prior to such transaction, or (ii)_any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (any such event described in clauses (I)(c) (i) and (I)(c)(ii) of this sentence, a "Sale") through and including (II) _the close of business on June 25, 2003 (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section_2(b), below, shall apply.

     2.     Exercise.

          a.     method of Exercise; Payment; Issuance of New Warrant.
Subject to Section_1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the lowest then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section_2(b) below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.

          b. Automatic Exercise. In the event that any portion of this Warrant is unexercised as of the Expiration Date, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day), or, if the Expiration Date is due to a Sale, immediately prior to the consummation of such Sale (the "Automatic Exercise Date") and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business, or, in the event of a Sale, as of immediately prior to the consummation of the Sale, on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date, by virtue of this Section_2(b) and without any action by the holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased shall be deemed to be made pursuant to the terms of Section_10.2 below (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

     3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price(s) shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          a. Adjustment for Initial Errors. The Company hereby acknowledges that the Seven Hundred Fifty One Thousand Five Hundred Thirty Five (751,535) Warrant Shares constituting the initial number of securities purchasable upon the exercise of the Warrants was based upon the Company's representations as to the amount of outstanding Common Stock (on a fully diluted basis) on the Date of Grant, as set forth on Schedule 5.8 to the Loan Agreement ("Schedule 5.8"). If for any reason it shall hereafter be determined by the holder of any outstanding Warrant that the actual amount of Common Stock outstanding as of the Date of Grant (on a fully diluted basis) differs from that set forth on Schedule 5.8, then the holder may notify the Company of such determination and the Company shall forthwith reissue all of the Warrants with an appropriate proportional adjustment in said number to be effective from the Date of Grant, provided that such adjustment shall be made only if it results in an increase to the number of Warrant Shares hereunder.

          b. Reclassification. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section_4. The provisions of this Section_4(b) shall similarly apply to successive reclassification, changes and conversions.

          c. Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          d. Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i)_pay a dividend with respect to Common Stock payable in Common Stock, or (ii)_make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Section_4(b) and Section_4(c)) of Common Stock, then the Warrant Price(s) shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the then applicable Warrant Price(s) in effect immediately prior to such date of determination by a fraction (i)_the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii)_the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          e. Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock as determined in accordance with Section_4(i) below (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance
(or the date of issuance, if there is no record date), the Warrant Price(s) to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the then applicable Warrant Price(s) in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i)_the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or conver tible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii)_the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase
(or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under Section_4(i) below. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price(s) shall again be adjusted to be the Warrant Price(s) that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

          f. Special Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in Section_4(c) and Section_4(d) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section_4(e) above), the Warrant Price(s) to be in effect on and after such record date shall be adjusted by multiplying the then applicable Warrant Price(s) in effect immediately prior to such record date by a fraction (i)_the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section_4(i) below, and (ii)_the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price(s) shall again be adjusted to be the Warrant Price(s) which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.
          g. Other Issuances of Securities. In case the Company or any subsidiary shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i)_shares, rights, options, warrants, or convertible or exchangeable securities described in Section_11(f) or Section_11(g) hereof outstanding on the Date of Grant, or issued in any of the transactions described in Section_4(c), 4(d), 4(e) or 4(f) above, (ii)_shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, (iii)_the Warrants and any shares issued upon exercise thereof, (iv)_up to Eight Hundred and Fifty Thousand (850,000) shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company or any subsidiary in connection with their service as directors, officers, employees or consultants pursuant to any stock grant, stock option, warrant or other right (the "Employee Shares")), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x)_the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by
(y)_the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock (determined in accordance with Section_4(i) below) on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the then applicable Warrant Price(s) shall be adjusted so as to equal the price(s) determined by multiplying the Warrant Price(s) in effect immediately prior thereto by a fraction (i)_the numerator of which shall be the sum of
(A)_the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B)_the number of shares of Common Stock which the aggregate consideration received (determined as provided below)_for such sale or issuance would purchase at such fair market value per share, and (ii)_the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section_4(g), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section_4(i) below. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section_4(g), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section_4(i) below. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price(s) shall again be adjusted to the Warrant Price(s) that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made.

          h. Adjustment of Number of Shares. Upon each adjustment in the Warrant Price(s), the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price(s) by a fraction, the numerator of which shall be the then applicable Warrant Price(s) in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price(s) in effect immediately thereafter.

          i. Determination of Fair Market Value. For purposes of this Section_4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i)_if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal, (ii)_if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A)_the average of the last sale prices reported on NASDAQ or (B)_if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal, or (iii)_if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent (51%) of all of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, which shall determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section_4(i), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause (iii) above.

     5. Notice of Adjustments. Whenever the Warrant Price(s) or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section_4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price(s) and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section_14 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

     6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section_4(i) above) of a share of Common Stock on the date of exercise.
     7.     Compliance with Securities Act; Disposition of Warrant or Warrant
Shares.

          a. Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i)_AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii)_AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii)_RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR
(iv)_OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION_7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

          In addition, in connection with the issuance of this Warrant, the holder specifically represents to the Company by acceptance of this Warrant as follows:

               (1) The holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Act.

               (2) The holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the holder's investment intent as expressed herein. In this connection, the holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

               (3) The holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               (4) The holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (5) The holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

               (6) The holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          b. Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section_7(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

     8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

     9.     Registration Rights.

          9.1     Demand Registration Rights.

          a. Shelf Registration. The Company covenants and agrees that at any time after receipt of a written request (a "Shelf Registration Request") from the holder(s) of the Warrants, Additional Warrants, and/or Total Warrant Shares (collectively, the "Securityholders") constituting at least twentyfive percent (25%) of the Total Warrant Shares (determined on an as-exercised basis) to have the Company register the Warrant Shares for sale on a continuous basis pursuant to Rule 415 under the Act, then the Company shall:
(i)_promptly deliver written notice (the "Shelf Registration Notice") to all other Securityholders of the Company's receipt of the Shelf Registration Request; (ii)_file with the SEC a registration statement on Form S-3 or any successor form or registration to such form, or, if the Company is ineligible for Form S-3, Form S-1 or any successor form of registration to such form, for an offering to be made on a continuous basis pursuant to Rule 415 (the "Shelf Registration Statement") covering all of the outstanding Total Warrant Shares (determined on an as-exercised basis) (the "Registrable Securities"), within forty-five (45) days of delivery of the Shelf Registration Request,
(iii)_shall use its best efforts to cause such registration statement to be declared effective within ninety (90) days of delivery of the Shelf Registration Notice and (iv)_shall use its best efforts, including but not limited to the filing of any and all supplements and amendments to the Shelf Registration Statement required under applicable rules, regulations or instructions or reasonably requested by the holders of a majority of the shares then registered under the Shelf Registration Statement, to keep the Shelf Registration Statement effective under the Act until all of the Warrant Shares so registered have been sold, subject to Section_9.3(b) below and applicable law.

          b. Other Demand Registrations. The Company covenants and agrees that in the event that it fails to file and cause to become effective a Shelf Registration Statement covering all of the Registrable Securities within one hundred eighty (180) days after delivery of a Shelf Registration Request, or if it fails to keep such Shelf Registration Statement continuously effective until all of the Registrable Securities are sold (subject to Section_9.3(b) hereof), then at any time after receipt of a written request (a "Demand Registration Request") from Securityholders holding at least twentyfive percent (25%) of the Registrable Securities stating that such Securityholders desire and intend to have the Company register all or a portion of the Registrable Securities held by them on Form S-3, or any successor form of registration to such form, or, if the Company is ineligible therefore, Form S-1, or any successor form of registration to such form, the Company shall give notice (the "Registration Notice") to all of the Securityholders within thirty (30) days of the Company's receipt of such registration request, the Company shall cause to be included in such registration all Registrable Securities requested to be included therein by any such Securityholder within fifteen (15) days after such Registration Notice is effective (subject to the provisions of the final sentence of this Section_9.1(a)). After such fifteen
(15)-day period, the Company shall file as promptly as practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Act and remain effective for six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such six (6)-month period; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section_9.1(b) after the Company has effected two (2) such registrations pursuant to this Section_9.1. For purposes of this Section_9, a registration shall not be deemed to have been effected unless a registration statement including at least fifty percent (50%) of the Registrable Shares requested to be included therein has been declared effective and, subject to Section_9.3(b) hereof, remained effective for a period of six (6) months (or such shorter period as is permitted in the second sentence of this Section_9.1(b)). The foregoing notwithstanding, in the event of an underwritten offering pursuant to this Section_9.1(b), if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order:
(i)_first, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (ii)_second, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section_9.1(b), the Securityholders who have requested registration of Common Stock to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

          9.2     Incidental Registration.

          a. The Company covenants and agrees with the Securityholders that in the event that the Company proposes after the Date of Grant to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Registrable Securities as they may request (other than Registrable Securities already registered pursuant to a Shelf Registration Statement). The Company shall direct and use its reasonable best efforts to cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Registrable Securities requested to be included in the registration to include such Registrable Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Registrable Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section_9.2 shall be conditioned upon such Securityholder's participation in such underwriting and the inclusion of the Registrable Securities to be sold by such Securityholder in the underwriting. All Securityholders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section_9.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i)_first, the securities the Company proposes to include therein, (ii)_second, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and
(iii)_third, such other securities requested to be included, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein.

          b. In the event that a holder or holders of the Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration, request to be included in such registration and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i)_first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, (ii)_second, all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (iii)_third, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein.
For purposes of this Section_9.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

          9.3     Company's Obligations.

          a. In connection with the registration of Registrable Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section_9.1 or Section_9.2 above, and in addition to its other obligations under this Section_9, the Company agrees to:

                    (i) with respect to any registration pursuant to Section_9.1(a) or 9.1(b), prepare and file with the Commission a registration statement on the form specified in such section, with respect to the Registrable Securities to be registered pursuant to such section, and to use its best efforts to cause such registration statement to become and remain effective as provided in such section;

                    (ii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Seller;

                    (iii) subject to the provisions of Section_9.1 and Section_9.2 regarding reductions in Registrable Securities to be included in a registration, include in the registration statement filed with the SEC, the Registrable Securities for which requests for registration have been made (or, in the case of a registration under Section_9.1(a), all such Registrable Securities); and promptly after filing of such a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents filed including, if requested, documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                    (iv) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (A)_with respect to a registration statement under Section_9.1(b) or Section_9.2, for a period of six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such period or (B)_with respect to a Shelf Registration Statement, until all the Registrable Securities covered by such registration statement are sold, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                    (v) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities proposed to be sold by such Seller;

                    (vi) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests in writing and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller; provided, however, that the Company shall not be required to (A)_qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this SubSection_9.3(a)(vi), or (B)_consent to general service of process in any such jurisdiction;

                    (vii) notify each Seller, at any time when a prospectus relating to such Seller's Registrable Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (viii) cause all such Registrable Securities to be listed on any Exchange or NASDAQ on which similar securities issued by the Company are then listed;

                    (ix) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

                    (x) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (xi) .make available for inspection by the Sellers and their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                    (xii) with respect to any underwritten offering, use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                    (xiii) with respect to an underwritten offering, obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller; and

                    (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section_11(a) of the Act and Rule_158 thereunder.

          b. Any other provisions of this Section_9 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time (not to exceed ninety (90) days) thereafter (i)_to effect any registrations pursuant to this Section_9 or (ii)_with respect to an effective Shelf Registration Statement, may suspend the effectiveness of such registration statement, at any time at which, in the Company's reasonable judgment, (i)_there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or
(ii)_sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed in accordance with this Section_9.3(b), (x)_the Company must (unless otherwise instructed by those holders who requested such registration) file the requested registration within nine (9) months from the date the Company first received the request of the holders, (y)_the Company may not defer the filing of a requested registration or suspend the effectiveness of a Shelf Registration Statement pursuant to this Section_9.3(b) more than once in any eighteen (18)-month period, and (z)_there shall be added to any period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed pursuant to this Section_9.3(b).

          c. The Company may require that each Seller, as a condition to registering his, her or its Registrable Securities pursuant hereto, furnish the Company with such information regarding the distribution of the Registrable Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

          d. Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section_9.3(a)(vii) above, such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section_9.3(a)(vii) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section_9.3(a)(iv) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section_9.3(a)(vii) above.

          e. The Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is specifically required by the Act or any similar federal statute then in force.

          9.4 All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section_9.3(a)(vi) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one_(1)_counsel for the Sellers, independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, which discounts, commissions or fees with respect to any Seller's respective shares shall be paid by such Seller, and legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on any Exchange and/or NASDAQ on which such securities issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

          9.5 In connection with the preparation and filing of each registration statement under the Act pursuant to this Section_9, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

          9.6     Indemnification.

          a. In the event of any registration of any securities of the Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section_9.1 or Section_9.2, the Seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or employee or agent or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          b. In the event that the Company includes any Registrable Securities of a prospective Seller in any registration statement filed pursuant to Section_9.3, such prospective Seller shall, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which the Company or any such director or officer or employee or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospective Seller shall reimburse the Company and any such director, officer, employee, agent, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          c. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

          d. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section_9.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section_9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          e. Indemnification and contribution similar to that specified in this Section_9.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

          f. The indemnification required by this Section_9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          g. If the indemnification provided for in this Section_9.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section_9.6(g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section_9.6(g). No person guilty of fraudulent misrepresentation (within the meaning of Section_11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

          9.7 Market Stand-Off Agreement. If requested by the managing underwriter of an offering for which securities of such Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities, so long as the officers, directors and all holders of two percent (2%) or more of the Common Stock of the Company are also required to so withhold their shares for such period. The obligations described in this Section_9.7 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

          9.8 Assignment of Rights; Termination. The rights granted under this Section_9 may be assigned to the transferee of any of the Registrable Securities and will terminate on the five (5) year anniversary of the Expiration Date.

     10.     Additional Rights.

          10.1 Notice of Sale. In the event that the Company undertakes to effect a Sale, the Company will use its best efforts to provide to the holder at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company will cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.
          10.2     Right to Convert Warrant into Common Stock; Net Issuance.

          a. Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section_10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i)_the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section_10.2(b) hereof), which value shall be equal to (A)_the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B)_the aggregate of the lowest Warrant Price(s) applicable to the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by (ii)_the fair market value of one (1) share of Common Stock on the Conversion Date.

          Expressed as a formula, such conversion shall be computed as follows:

X= (A - B)/Y



Where:     X=the number of shares of Common Stock that may be issued to holder

           Y=the fair market value (FMV) of one (1) share of Common Stock

           A=the aggregate FMV (i.e., FMV x Converted Warrant Shares)

           B=the aggregate Warrant Price (i.e., Converted Warrant Shares x Warrant Price)


          No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section_9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          b. Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section_10.2(a) hereof as the Converted Warrant Shares), and the Warrant Price(s) applicable thereto, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          c. Determination of Fair Market Value. For purposes of this Section_10.2, "fair market value" of a share of Common Stock shall have the meaning set forth in Section_4(i) above.

     11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          a. This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          b. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          c. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and Preferred Stock of the Company and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to and as of the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

          d. The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof and the authorization and issuance of shares of Series B Preferred Stock of the Company in accordance with the terms of the Agreement for Merger, dated September 25, 1997, by and among the Company, Arcada Acquisition Corp., and Arcada, as amended to and as of the Date of Grant will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby;

          e. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

          f. The authorized capital stock of the Company and the capital stock issued and outstanding, or reserved for issuance, are as set forth on
Schedule 5.8. All of the outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

          g. Except as set forth on Schedule 5.8, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

          h. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

     12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     13. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i)_on the date of service if served personally on the party to whom notice is to be given, (ii)_on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii)_on the day after delivery to Federal Express or similar overnight courier, or (iv)_on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section_13 by giving the other party written notice of the new address in the manner set forth herein.

     14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

     15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     17. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

     18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder, and in addition, the Registration Rights contained in Section_9 above shall survive the exercise of this Warrant. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

     19. Remedies. In case any one (1)_or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     20. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

     21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment. Specifically, from the Date of Grant until the date upon which all Indebtedness (as defined in the Loan Agreement) shall have been repaid in full and all obligations of the Borrower (as defined in the Loan Agreement) under the Loan Agreement shall have been satisfied in full, the Company will not amend its Charter to create any new class or series of shares having rights or preferences prior and superior or in parity with the Warrant Shares or increase the rights and preferences or the number of authorized shares of a class or series having rights and preferences prior or superior to the Warrant Shares without the prior written consent of the holders of at least fifty-one (51%) of the Total Warrant Shares issuable under outstanding Warrant and Additional Warrants.


[Signature page follows.]


           IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on
its behalf by one of its officers thereunto duly authorized.

                              Ustel, Inc.


                              By:

                              Title:

                              Address:     6167 Bristol Parkway, Suite 100
                              Culver City, California  90230

Dated:  as of June 25, 1998

                                EXHIBIT A

                           NOTICE OF EXERCISE

To:     UStel, Inc.

          1. he undersigned hereby elects to purchase ______ shares of Common Stock of UStel, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:

______________________________________
(Name)

______________________________________

______________________________________
(Address)

          3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undesigned has executed an Investment Representation Statement attached hereto as Schedule 1.

__________________________________

(Signature)


__________________
(Date)

                                   Schedule 1

                       INVESTMENT REPRESENTATION STATEMENT


Purchaser:

Company           Ustel, Inc..

Security          Common Stock

Amount:

Date:



     In connection with the purchase of the above-listed securities (the "Registrable Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

     (a) The Purchaser is aware of the Company's business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is purchasing the Registrable Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Registrable Securities Act of 1933, as amended (the "Act").

     (b) The Purchaser understands that the Registrable Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Registrable Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Registrable Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Registrable Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Registrable Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.

     (d) The Purchaser is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1)_year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Registrable Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time it wishes to sell the Registrable Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation_A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                   Purchaser:




                                   Date:

EXHIBIT 10.72


                                FORM OF WARRANT
                          (Sutro & Co., Incorporated)



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 UNDER THE ACT.

                               USTEL, INC.
                   WARRANT TO PURCHASE 619,228 SHARES
                    OF COMMON STOCK (this "Warrant")

     UStel, Inc., a Minnesota corporation (the "Company"), hereby certifies that, for value received, Sutro & Co., Incorporated, a Delaware corporation ("Holder"), or registered assigns, is the registered holder of warrants (the "Warrants") to subscribe for and purchase six hundred nineteen thousand, two hundred twenty eight (619,228) shares of the fully paid and nonassessable Common Stock (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of the Company, at a purchase price per share of One Dollar and Twenty-Three Cents ($1.23) (as adjusted pursuant to Section 4 hereof, the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, (a) the term "Common Stock" shall mean the Company's presently authorized Common Stock, par value $.001 per share, and any stock into or for which such Common Stock may hereafter be converted or exchanged,
(b) the term "Date of Grant" shall mean June 25, 1998, (c) the term "Other Warrants" shall mean any warrant issued upon transfer or partial exercise of this Warrant, and (d) the term "Total Warrant Shares" shall mean the total of the sum of the number of the (i) remaining Warrant Shares issuable to the Holder under this Warrant, and (ii) remaining shares of Common Stock issuable to each of Goldman Sachs & Co., a New York limited partnership ("Goldman Sachs"), and Coast Business Credit, a Division of Southern Pacific Bank ("Coast"), upon exercise of the warrants issued to each of Goldman Sachs and Coast (the "Additional Warrants") as of the Date of Grant. The term "Warrant" or "Warrants" as used herein shall be deemed to include Other Warrants unless the context hereof or thereof clearly requires otherwise.

1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through and including the earlier of (a) the date that is thirty (30) days prior to the consummation of (i) any merger or consolidation of the Company with or into another entity (other than a wholly-owned subsidiary of the Company) where (A) the Company is not the surviving entity or (B) the Company is the surviving entity but fifty percent (50%) or more of the capital stock of the Company after such transaction is held by persons other than holders of the Company's capital stock prior to such transaction, or (ii) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (any such event, a "Sale") and (b) the close of business on June 25, 2003 (the "Expiration Date"); provided, however, that in the event that any portion of this Warrant is unexercised as of the Expiration Date, the terms of Section 2(b), below, shall apply.

2.     Exercise.

          (a) Method of Exercise, Payment: Issuance of New Warrant. Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company of an amount equal to the Warrant Price multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing shares of Common Stock shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty (30) days after such exercise and, unless this Warrant has been fully exercised (including without limitation, exercise pursuant to Section 2(b) below), a new Warrant representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty (30)-day period.

          (b) Automatic Exercise. In the event that any portion of this Warrant is unexercised as of the Expiration Date, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a business day, the immediately preceding business day), or, if the Expiration Date is due to a Sale, immediately prior to the consummation of such Sale (the "Automatic Exercise Date"), and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business or, in the event of a Sale, as of immediately prior to the consummation of the Sale, on such Automatic Exercise Date. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date, by virtue of this Section 2(b) and without any action by the holder of this Warrant or any other person, and payment to the Company of the then applicable Warrant Prices multiplied by the number of Warrant Shares then being purchased shall be deemed to be made pursuant to the terms of Section 10.2 below (without payment by the holder of any exercise price or any cash or other consideration). As promptly as practicable on or after the Automatic Exercise Date and in any event within thirty (30) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.

3. Stock Fully Paid; Reservation of Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens, charges, and pre-emptive rights with respect to the issue thereof. The Company shall pay all transfer taxes, if any, attributable to the issuance of the Warrant Shares upon the exercise of this Warrant. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Adjustment for Initial Errors. The Company hereby acknowledges that the six hundred nineteen thousand, two hundred twenty eight (619,228) Warrant Shares, constituting the initial number of securities purchasable upon the exercise of the Warrants, was based upon the Company's representations as to the amount of outstanding Common Stock (on a fully diluted basis) on the Date of Grant, as set forth on Schedule 5.8 to that certain Loan and Security Agreement dated as of June 25, 1998 (the "Loan Agreement"), by and among the Company, Arcada Communications, Inc., a Washington corporation ("Arcada"), Coast and Goldman Sachs Credit Partners, L.P. ("Schedule 5.8"). If for any reason it shall hereafter be determined by the holder of any outstanding Warrant that the actual amount of Common Stock outstanding as of the Date of Grant (on a fully diluted basis) differs from that set forth on Schedule 5.8, then the holder may notify the Company of such determination and the Company shall forthwith reissue all of the Warrants with an appropriate proportional adjustment in said number to be effective from the Date of Grant, provided that such adjustment shall be made only if it results in an increase to the number of Warrant Shares hereunder.

          (b) Reclassification. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), the Company shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or conversion by a holder of the number of shares of Common Stock then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly apply to successive reclassification, changes and conversions.

          (c) Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

          (d) Stock Dividends and Other Distributions. If the Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in the foregoing Section 4(b) or Section 4(c)) of Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the then applicable Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (e) Rights Offerings. In case the Company shall, at any time after the Date of Grant, issue rights, options or warrants to any person or persons who are at the time of such issuance the holders of equity securities of the Company, entitling them to subscribe for or purchase shares of Common Stock (or securities convertible or exchangeable into Common Stock) at a price per share of Common Stock as determined in accordance with Section 4(i) below (or having a conversion or exchange price per share of Common Stock if a security convertible or exchangeable into Common Stock) less than the fair market value per share of Common Stock on the record date for such issuance (or the date of issuance, if there is no record date), the Warrant Price to be in effect on and after such record date (or issuance date, as the case may be) shall be determined by multiplying the then applicable Warrant Price in effect immediately prior to such record date (or issuance date, as the case may be) by a fraction (i) the numerator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so to be offered (or the aggregate initial exchange or conversion price of the exchangeable or convertible securities so to be offered) would purchase at such fair market value on such record date (or issuance date, as the case may be) and (ii) the denominator of which shall be the number of shares of Common Stock outstanding on such record date (or issuance date, as the case may be) plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be offered are initially exchangeable or convertible). In case such subscription price may be paid in part or in whole in a form other than cash, the fair market value of such consideration shall be determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair market value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs; and in the event that such rights, options, warrants, or convertible or exchangeable securities are not so issued or expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to be the Warrant Price that would then be in effect if such issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment is made.

          (f) Special Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the surviving corporation) or evidences of indebtedness or assets (other than dividends and distributions referred to in Section 4(c) or Section 4(d) above and other than cash dividends) or of subscription rights, options, warrants, or exchangeable or convertible securities containing the right to subscribe for or purchase shares of any class of equity securities of the Company (excluding those referred to in Section 4(e) above), the Warrant Price to be in effect on and after such record date shall be adjusted by multiplying the then applicable Warrant Price in effect immediately prior to such record date by a fraction
(i) the numerator of which shall be the fair market value per share of Common Stock on such record date, less the fair value (as determined by the Board of Directors of the Company in good faith as set forth in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights, options, warrants, or exchangeable or convertible securities applicable to one (1) share of the Common Stock outstanding as of such record date, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under
Section 4(i) below, and (ii) the denominator of which shall be such fair market value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Warrant Price shall again be adjusted to be the Warrant Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of this Warrant prior to the date such subsequent adjustment was made.

          (g) Other Issuances of Securities. In case the Company or any subsidiary thereof shall, at any time after the Date of Grant, issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants, or convertible or exchangeable securities described in Section 11(f) or Section 11(g) hereof outstanding on the Date of Grant, or issued in any of the transactions described in Section 4(c), 4(d), 4(e) or 4(f) above, (ii) shares issued upon the exercise of such rights, options or warrants or upon conversion or exchange of such convertible or exchangeable securities, (iii) the Warrants and any shares issued upon exercise thereof, and (iv) up to Eight Hundred and Fifty Thousand (850,000) shares of Common Stock issued or issuable to directors, officers, employees or consultants of the Company or any subsidiary in connection with their service as directors, officers, employees or consultants pursuant to any stock grant, stock option, warrant or other right (the "Employee Shares")), at a price per share of Common Stock (determined in the case of such rights, options, warrants, or convertible or exchangeable securities by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the total minimum consideration payable to the Company upon exercise, conversion, or exchange thereof by (y) the total maximum number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the fair market value per share of Common Stock (determined in accordance with Section 4(i) below) on the date the Company fixes the offering price of such shares, rights, options, warrants, or convertible or exchangeable securities, then the then applicable Warrant Price shall be adjusted so as to equal the price(s) determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such fair market value per share, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of such adjustment, the maximum number of shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum consideration or premium stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(g), the Board of Directors of the Company shall determine, in good faith, the fair value of said property, and such determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. In case the Company shall sell and issue rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one (1) or more other securities as a part of a unit at a price per unit, then in determining the price per share of Common Stock and the consideration received by the Company for purposes of the first sentence of this Section 4(g), the Board of Directors of the Company shall determine, in good faith, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, provided, that in the event the Board of Directors is unable to make such a determination or holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants disagree in writing with such determination, then the fair value of such consideration shall be determined in the same manner as a Valuation under Section 4(i) below. Such adjustment shall be made successively whenever such an issuance occurs, and in the event that such rights, options, warrants, or convertible or exchangeable securities expire or cease to be convertible or exchangeable before they are exercised, converted, or exchanged (as the case may be), then the Warrant Price shall again be adjusted to the Warrant Price that would then be in effect if such sale and issuance had not occurred, but such subsequent adjustment shall not affect the number of Warrant Shares issued upon any exercise of the Warrant prior to the date such subsequent adjustment is made.

          (h) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the then applicable Warrant Price in effect immediately prior to such adjustment and the denominator of which shall be the Warrant Price in effect immediately thereafter.

          (i)     Determination of Fair Market Value.  For purposes of this
Section 4, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean (i) if shares of Common Stock are traded on a national securities exchange (an "Exchange"), the weighted average of the closing prices of a share of the Common Stock of the Company on the last five (5) trading days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal, (ii) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), (A) the average of the last sale prices reported on NASDAQ or (B) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing bid and ask prices, in each case on the last five (5) trading days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported in The Wall Street Journal, or (iii) if no price can be determined on the basis of the above methods of valuation, then the judgment of valuation shall be determined in good faith by the Board of Directors of the Company, which determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary. If the Board of Directors of the Company is unable to determine any Valuation (as defined below), or if the holders of at least fifty-one percent (51%) of all of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants (collectively, the "Requesting Holders") disagree with the Board's determination of any Valuation by written notice delivered to the Company within five (5) business days after the determination thereof by the Board of Directors of the Company is communicated to holders of the Warrants affected thereby, which notice specifies a majority-in-interest of the Requesting Holders' determination of such Valuation, then the Company and a majority-in-interest of the Requesting Holders shall have the right to select a mutually acceptable investment banking firm of national reputation which has not had a material relationship with the Company or any officer of the Company within the preceding two (2) years, in order to determine such Valuation. Such investment banking firm's determination of such Valuation shall be final, binding and conclusive on the Company and the holders of all of the Warrants issued hereunder and then outstanding. If the Board of Directors of the Company was unable to determine such Valuation, all costs and fees of such investment banking firm shall be borne by the Company. If the Requesting Holders disagreed with the Board's determination of such Valuation, the party whose determination of such Valuation differed from the Valuation determined by such investment banking firm by the greatest amount shall bear all costs and fees of such investment banking firm. For purposes of this Section 4(i), the term "Valuation" shall mean the determination, to be made initially by the Board of Directors of the Company, of the fair market value per share of Common Stock pursuant to clause
(iii) above.

5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, which shall be mailed (without regard to Section 13 hereof, by first class mail, postage prepaid) to the holder of this Warrant.

6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value (as determined in accordance with Section 4(i) above) of a share of Common Stock on the date of exercise.

7.     Compliance with Securities Act, Disposition of Warrant or Warrant
Shares.

          (a) Compliance with Securities Act. The holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the holder hereof shall confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, (iii) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 7 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED DIRECTLY OR INDIRECTLY."

          In addition, in connection with the issuance of this Warrant, the Holder specifically represents to the Company by acceptance of this Warrant as follows:

               (A) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant. The Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale thereof in connection with any "distribution" thereof for purposes of the Act.

               (B) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein. In this connection, the Holder understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if the Holder's representation was predicated solely upon a present intention to hold the Warrant and the Warrant Shares for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Warrant and the Warrant Shares, or for a period of one (1) year or any other fixed period in the future.

               (C) The Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               (D) The Holder is aware of the provisions of Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

               (E) The Holder further understands that at the time it wishes to sell this Warrant and the Warrant Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Holder may be precluded from selling this Warrant and the Warrant Shares under Rule 144 and 144A even if the one (1)-year minimum holding period had been satisfied.

               (F) The Holder further understands that in the event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and 144A is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 and 144A will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

          (b) Disposition of Warrant or Warrant Shares. With respect to any offer, sale or other disposition of this Warrant, or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Warrant Shares, the Holder and each subsequent holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such holder that such holder may sell or otherwise dispose of this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(b) that the opinion of counsel for the holder is not reasonably satisfactory to the Company, the Company shall so notify the holder promptly after such determination has been made. The foregoing notwithstanding, this Warrant or such Warrant Shares may, as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 and 144A under the Act, provided that the Company shall have been furnished with such information as the Company may reasonably request to provide a reasonable assurance that the provisions of Rule 144 and 144A have been satisfied. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Company may stop transfer on its corporate books, in connection with such restrictions.

8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of the directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The foregoing notwithstanding, the Company will transmit to the holder of this Warrant such information, documents and reports as are generally distributed to the holders of any class or series of the securities of the Company concurrently with the distribution thereof to the stockholders.

9.     Registration Rights.

     9.1     Demand Registration Rights.

          (a) Shelf Registration. The Company covenants and agrees that at any time after receipt of a written request (a "Shelf Registration Request") from the holder(s) of Warrants and/or Warrant Shares (collectively, the "Securityholders") constituting at least fifty percent (50%) of the Warrants and/or the Warrant Shares issuable hereunder (determined on an "as-exercised" basis) to have the Company register the Warrant Shares for sale on a continuous basis pursuant to Rule 415 under the Act, then the Company shall: (i) promptly deliver written notice (the "Shelf Registration Notice") to all other Securityholders of the Company's receipt of the Shelf Registration Request; (ii) file with the SEC a registration statement on Form S-3 or any successor form or registration to such form, or, if the Company is ineligible for Form S-3, Form S-1 or any successor form of registration to such form, for an offering to be made on a continuous basis pursuant to Rule 415 under the Act (the "Shelf Registration Statement"), covering all of the outstanding Warrant Shares (determined on an "as-exercised" basis) (the "Registrable Securities"), within forty-five (45) days of delivery of the Shelf Registration Request, (iii) shall use its best efforts to cause such registration statement to be declared effective within ninety (90) days of delivery of the Shelf Registration Notice and (iv) shall use its best efforts, including but not limited to the filing of any and all supplements and amendments to the Shelf Registration Statement required under applicable rules, regulations or instructions or reasonably requested by the holders of a majority of the shares then registered under the Shelf Registration Statement, to keep the Shelf Registration Statement effective under the Act until all of the Warrant Shares so registered have been sold, subject to Section 9.3(b) below and applicable law. The Securityholders as a group shall be entitled to request one (1) registration complying with this Section 9.1(a).

          (b) Other Demand Registrations. The Company covenants and agrees that in the event that it fails to file and cause to become effective a Shelf Registration Statement covering all of the Registrable Securities within one hundred eighty (180) days after delivery of a Shelf Registration Request, or if it fails to keep such Shelf Registration Statement continuously effective until all of the Registrable Securities are sold (subject to Section 9.3(b) hereof), then at any time after receipt of a written request (a "Demand Registration Request") from Securityholders holding at least fifty percent (50%) of the Registrable Securities stating that such Securityholders desire and intend to have the Company register all or a portion of the Registrable Securities held by them on Form S-3, or any successor form of registration to such form, or, if the Company is ineligible therefore, Form S-1, or any successor form of registration to such form, the Company shall give notice (the "Registration Notice") to all of the Securityholders within thirty (30) days of the Company's receipt of such registration request, the Company shall cause to be included in such registration all Registrable Securities requested to be included therein by any such Securityholder within fifteen (15) days after such Registration Notice is effective (subject to the provisions of the final sentence of this Section 9.1(a)). After such fifteen (15)-day period, the Company shall file as promptly as practicable a registration statement and use its reasonable best efforts to cause such registration statement to become effective under the Act and remain effective for six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such six
(6)-month period; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 9.1(b) after the Company has effected one (1) registration pursuant to this Section 9.1(b).
For purposes of this Section 9, a registration shall not be deemed to have been effected unless a registration statement including at least fifty percent (50%) of the Registrable Shares requested to be included therein has been declared effective and, subject to Section 9.3(b) hereof, remained effective for a period of six (6) months (or such shorter period as is permitted in the second sentence of this Section 9.1(b)). The foregoing notwithstanding, in the event of an underwritten offering pursuant to this Section 9.1(b), if the managing underwriter of such offering shall advise the Securityholders in writing that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in the registration shall be included in the following order: (i) first, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (ii) second, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section 9.1(b), the Securityholders who have requested registration of Common Stock to be acquired upon the exercise of Warrants not theretofore exercised shall furnish the Company with an undertaking that they or the underwriters or other persons to whom such Warrants will be transferred have undertaken to exercise such Warrants and to sell, transfer or otherwise dispose of the Shares received upon exercise of such Warrants in such registration.

     9.2     Incidental Registration.

          (a) The Company covenants and agrees with the Securityholders that in the event that the Company proposes after the Date of Grant to file a registration statement under the Act with respect to any of its equity securities (other than pursuant to registration statements on Form S-4 or Form S-8 or any successor or similar forms), whether or not for its own account, then the Company shall give written notice of such proposed filing to all Securityholders promptly (and in any event at least twenty (20) days before the anticipated filing date). Such notice shall offer to such Securityholders, together with others who have similar rights, the opportunity to include in such registration statement such number of Registrable Securities as they may request (other than Registrable Securities already registered pursuant to a Shelf Registration Statement). The Company shall direct and use its reasonable best efforts to cause the managing underwriter of a proposed underwritten offering (unless the offering is an underwritten offering of a class of the Company's equity securities other than Common Stock and the managing underwriter has advised the Company in writing that, in its opinion, the inclusion in such offering of Common Stock would materially adversely affect the distribution of such offering) to permit the holders of Registrable Securities requested to be included in the registration to include such Registrable Securities in the proposed offering and the Company shall use its reasonable best efforts to include such Registrable Securities in such proposed offering on the same terms and conditions as any similar securities of the Company included therein. If the offering of which the Company gives notice is a public offering involving an underwriter, the right of a Securityholder to registration pursuant to this Section 9.2 shall be conditioned upon such Securityholder's participation in such underwriting and the inclusion of the Registrable Securities to be sold by such Securityholder in the underwriting. All Securityholders proposing to distribute Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters. The foregoing notwithstanding, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, other than a registration requested by Securityholders pursuant to Section 9.1, if any such managing underwriter of recognized standing shall advise the Company and the Securityholders in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then the securities to be included in a registration which is a primary underwritten offering on behalf of the Company shall be included in the following order: (i) first, the securities the Company proposes to include therein, (ii) second, the securities requested to be included therein by holder(s) of Additional Warrants or shares issuable pursuant to the exercise thereof, (iii) third, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (iv) fourth, such other securities requested to be included, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder requesting inclusion therein.

          (b) In the event that a holder or holders of the Company's securities (other than a Securityholder or Securityholders) requests, pursuant to rights granted to such holder or holders, that the Company file a registration statement for the public offering of securities and the Company and the other holders of the Company's securities (including the Securityholders) who have rights to be included in such registration request to be included in such registration, and the managing underwriter of such offering shall advise the Company and the holders requesting inclusion in the offering that, in its opinion, the distribution of a specified portion of the securities requested to be included in the registration would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution then, the securities to be included in the registration shall be included in the following order: (i) first, all of the securities requested to be included therein by the holder or holders making the initial request for the registration, (ii) second, all of the securities requested to be included therein by holder(s) of Additional Warrants or shares issuable pursuant to the exercise thereof, if such holder(s) are different than the holder(s) making a request pursuant to clause (i) above, (iii) third, pro rata among all of the Registrable Securities requested to be included therein by the Securityholders according to the number of Registrable Securities requested to be included by each such Securityholder requesting inclusion therein, and (iv) fourth, such other securities requested to be included therein by the Company and the holders of such other securities, pro rata among the Company and the holders of such other securities according to the number of securities requested to be included by the Company and each such holder requesting inclusion therein. For purposes of this Section 9.2(b), the Company agrees to request for inclusion in the registration only that number of securities that the Company intends, in good faith, to sell, if all such securities so requested by the Company were permitted to be included by the managing underwriter in such registration and sold pursuant thereto.

     9.3     Company's Obligations.

          (a) In connection with the registration of Registrable Securities on behalf of the holders thereof (such Securityholders being referred to herein as "Sellers") in accordance with Section 9.1 or Section 9.2 above, and in addition to its other obligations under this Section 9, the Company agrees to:

                    (i)     with respect to any registration pursuant to
Section 9. 1(a) or 9.1(b), prepare and file with the SEC a registration statement on the form specified in such section, with respect to the Registrable Securities to be registered pursuant to such section, and to use its best efforts to cause such registration statement to become and remain effective as provided in such section;

                    (ii) enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each Seller;

                    (iii)     subject to the provisions of Section 9.1 and
Section 9.2 regarding reductions in Registrable Securities to be included in a registration, include in the registration statement filed with the SEC, the Registrable Securities for which requests for registration have been made (or, in the case of a registration under Section 9.1(a), all such Registrable Securities); and promptly after filing of such a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to each Seller copies of all such documents filed including, if requested, documents incorporated by reference in the registration statement; and notify each Seller of any stop order issued or threatened by the SEC and use its best efforts to prevent the entry of such stop order or to remove it if entered;

                    (iv) prepare and file with the SEC such amendments of and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective (A) with respect to a registration statement under Section 9.1(b) or
Section 9.2, for a period of six (6) months or such shorter period as may be required if all such Registrable Securities covered by such registration statement are sold prior to the expiration of such period or (B) with respect to a Shelf Registration Statement, until all the Registrable Securities covered by such registration statement are sold, and to otherwise comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Sellers set forth in such registration statement;

                    (v) furnish to each Seller and each underwriter, if any, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Securities proposed to be sold by such Seller;

                    (vi) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or Blue Sky laws of such jurisdictions as any Seller or any such underwriter reasonably requests in writing and keep such registrations or qualifications in effect for so long as such registration statement remains in effect and do any and all acts and things which may be reasonably necessary or advisable to enable such Seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 9.3(a)(vi), or (B) consent to general service of process in any such jurisdiction;

                    (vii) notify each Seller, at any time when a prospectus relating to such Seller's Registrable Securities is required to be delivered under the Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading, and as soon as practicable prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                    (viii) cause all such Registrable Securities to be listed on any Exchange or NASDAQ on which similar securities issued by the Company are then listed;

                    (ix) provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of such registration statement;

                    (x) enter into such customary agreements (including an underwriting agreement in customary form) and take all such other actions that the Sellers or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

                    (xi) make available for inspection by the Sellers and their counsel, any underwriter participating in any disposition pursuant to such registration statement, and any counsel retained by any such underwriter, all pertinent financial and other information and corporate documents of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter or counsel in connection with such registration statement;

                    (xii) with respect to any underwritten offering, use its reasonable best efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Sellers or any underwriter may reasonably request;

                    (xiii) with respect to an underwritten offering, obtain an opinion of counsel to the Company, addressed to the Sellers and any underwriter, in customary form and including such matters as are customarily covered by such opinions in underwritten registered offerings of equity securities as the Sellers or any underwriter may reasonably request, such opinion to be reasonably satisfactory in form and substance to each Seller;
and

                    (xiv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months subsequent to the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (b) Any other provisions of this Section 9 notwithstanding, upon receipt by the Securityholders of a written notice signed by the chief executive officer or chief financial officer of the Company to the effect set forth below, the Company shall not be obligated during a reasonable period of time (not to exceed ninety (90) days) thereafter (i) to effect any registrations pursuant to this Section 9 or (ii) with respect to an effective Shelf Registration Statement, may suspend the effectiveness of such registration statement, at any time at which, in the Company's reasonable judgment, (i) there is a development involving the Company or any of its affiliates which is material but which has not yet been publicly disclosed or
(ii) sales pursuant to the registration statement would materially and adversely affect an underwritten public offering for the account of the Company or any other material financing project or a proposed or pending material merger or other material acquisition or material business combination or material disposition of the Company's assets, to which the Company or any of its affiliates is, or is expected to be, a party. In the event a registration is postponed in accordance with this Section 9.3(b), (x) the Company must (unless otherwise instructed by those holders who requested such registration) file the requested registration within nine (9) months from the date the Company first received the request of the holders, (y) the Company may not defer the filing of a requested registration or suspend the effectiveness of a Shelf Registration Statement pursuant to this Section 9.3(b) more than once in any eighteen (18)-month period, and (z) there shall be added to any period during which the Company is obligated to keep a registration effective the number of days for which the registration was postponed pursuant to this Section 9.3(b).

          (c) The Company may require that each Seller, as a condition to registering his, her or its Registrable Securities pursuant hereto, furnish the Company with such information regarding the distribution of the Registrable Securities proposed to be sold by such Seller as the Company may from time to time reasonably request in writing.

          (d) Each Seller agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 9.3(a)(vii) above, such Seller shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Seller's receipt of copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above and, if so directed by the Company, such Seller will deliver to the Company (at the Company's expense) all copies, other than permanent file copies in such Seller's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in Section 9.3(a)(iv) above shall be extended by the number of days during the period from and including the date of giving of such notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus contemplated by Section 9.3(a)(vii) above.

          (e) Company shall not file or permit the filing of any registration or comparable statement which refers to any Seller by name or otherwise as the Seller of any securities of the Company unless such reference to such Seller is specifically required by the Act or any similar federal statute then in force.

     9.4 All expenses incident to the Company's performance of or compliance with this Warrant, including without limitation all registration and filing fees, fees and expenses relating to filings with any Exchange, fees and expenses of compliance with securities or Blue Sky laws in jurisdictions reasonably requested by any Seller or underwriter pursuant to Section 9.3(a)(vi) (including reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities), all word processing, duplicating and printing expenses, messenger and delivery expenses, fees and disbursements of counsel for the Company and one (1) counsel for the Sellers, independent public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) and underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the securities being registered, which discounts, commissions or fees with respect to any Seller's respective shares shall be paid by such Seller, and legal expenses of any person other than the Company and the Sellers, but including liability insurance if the Company so desires), all the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the expense of any liability insurance (if the Company determines to obtain such insurance) and the fees and expenses incurred in connection with the listing of the securities to be registered on any Exchange and/or NASDAQ on which such securities, issued by the Company are then listed, the reasonable fees and expenses of any special experts (including attorneys) retained by the Company (if it so desires) in connection with such registration and fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company.

     9.5 In connection with the preparation and filing of each registration statement under the Act pursuant to this Section 9, the Company shall give the Sellers under such registration statement, their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Sellers' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Act.

     9.6     Indemnification.

          (a) In the event of any registration of any securities of the Company under the Act, the Company shall, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section
9.1 or Section 9.2, the Seller of any Registrable Securities covered by such registration statement, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls such Seller or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which such Seller or any such director or officer or employee or agent or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall reimburse such Seller and each such director, officer, employee, agent, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened in respect thereof), or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement in reliance upon and in conformity with written information furnished to the Company by such Seller for the express purpose of use in the preparation thereof and, provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof), or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Act to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          (b) In the event that the Company includes any Registrable Securities of a prospective Seller in any registration statement filed pursuant to Section 9.3, such prospective Seller shall, and hereby does, indemnify and hold harmless the Company, its directors, officers, employees and agents, each other person who participates as an underwriter in the offering or sale of such Registrable Securities and each other person, if any, who controls the Company or any such underwriter within the meaning of the Act against any losses, claims, damages, or liabilities (or actions or proceedings whether commenced or threatened in respect thereof), joint or several, to which the Company or any such director or officer or employee or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospective Seller shall reimburse the Company and any such director, officer, employee, agent, underwriter or controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action, or proceeding if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, or supplement. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, employee, agent, underwriter or controlling person and shall survive the transfer of such Registrable Securities by such Seller.

          (c) The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

          (d) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in this Section 9.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 9.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in the indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnified party may assume the defense of such claim, jointly with any other indemnified party that reasonably determines such conflict of interest to exist, and the indemnifying party shall be liable to such indemnified parties for the reasonable legal fees and expenses of one counsel for all such indemnified parties and for other expenses reasonably incurred in connection with the defense thereof incurred by the indemnified party. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect of such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

          (e) Indemnification and contribution similar to that specified in this Section 9.6 (with appropriate modifications) shall be given by the Company and each Seller with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority, other than the Act.

          (f) The indemnification required by this Section 9.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (g) If the indemnification provided for in this Section 9.6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any Seller hereunder be greater in amount than the dollar amount of the proceeds received by such Seller upon the sale of the Registrable Securities giving rise to such contribution obligation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.6(g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in this Section 9.6(g). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     9.7 Market Stand-Off Agreement. If requested by the managing underwriter of an offering for which securities of such Securityholder have been registered, a Securityholder shall not sell or otherwise transfer or dispose of any Registrable Securities held by such Securityholder (other than those included in the registration) during such period following the effective date of such registration as is usual and customary at such time in similar public offerings of similar securities, so long as the officers, directors and all holders of two percent (2%) or more of the Common Stock of the Company are also required to so withhold their shares for such period. The obligations described in this Section 9.7 shall not apply to offerings pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form.

     9.8 Assignment of Rights; Termination. The rights granted under this Section 9 may be assigned to the transferee of any of the Registrable Securities and will terminate on the five (5) year anniversary of the Expiration Date.

10.     Additional Rights.

     10.1 Notice of Sale. In the event that the Company undertakes to effect a Sale, the Company will use its best efforts to provide to the holder at least thirty (30) days notice of the terms and conditions of the proposed transaction. The Company will cooperate with the holder in consummating the sale of this Warrant in connection with any such transaction.

     10.2     Right to Convert Warrant into Common Stock; Net Issuance.

          (a) Right to Convert. In addition to and without limiting the rights of a holder of this Warrant under the terms hereof, a holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 10.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to all or a specified portion of shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in Section 10.2(b) hereof), which value shall be equal to (A) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date less (B) the aggregate of the Warrant Price applicable to the Converted Warrant Shares immediately prior to the exercise of the Conversion Right by
(ii)the fair market value of one (1) share of Common Stock on the Conversion
Date.

          Expressed as a formula, such conversion shall be computed as follows:

X=(A-B)/Y

Where:       X=the number of shares of Common Stock that may be issued to the holder

               Y=the fair market value (FMV) of one (1) share of Common Stock

               A=the aggregate FMV (i.e., FMV x Converted Warrant Shares)

               B=the aggregate Warrant Price (i.e., Converted Warrant Shares x
                 Warrant Price)


          No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date. For purposes of Section 9 of this Warrant, shares issued pursuant to the Conversion Right shall be treated as if they were issued upon the exercise of this Warrant.

          (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 10.2(a) hereof as the Converted Warrant Shares), and the Warrant Price applicable thereto, in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the shares issuable upon exercise of the Conversion Right and, if applicable, a new warrant evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c)     Determination of Fair Market Value.  For purposes of this
Section 10.2, "fair market value" of a share of Common Stock shall have the meaning set forth in Section 4(i) above.

11. Representations and Warranties. The Company represents and warrants to the holder of this Warrant as follows:

          (a) This Warrant has been duly authorized and executed by the Company and is a valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law or principles at equity governing specific performance, injunctive relief and other equitable remedies;

          (b) The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          (c) The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as set forth in the certificate of incorporation of the Company, as amended to the Date of Grant (as so amended, the "Charter"), a true and complete copy of which has been delivered to the original holder of this Warrant;

          (d) The execution and delivery of this Warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof and the authorization and issuance of shares of Series B Preferred Stock of the Company in accordance with the terms of the Agreement for Merger, dated September 25, 1997, by and among the Company, Arcada Acquisition Corp., and Arcada, as amended to and as of the Date of the Grant, will not be, inconsistent with the Charter or by-laws of the Company, do not and will not contravene, in any material respect, any governmental rule or regulation, judgment or order applicable to the Company, and do not and will not conflict with or contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration or filing with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person, except for the filing of notices pursuant to federal and state securities laws, which filings will be effected by the time required thereby

          (e) There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under this Warrant;

          (f) The authorized capital stock of the Company and the capital stock issued and outstanding, or reserved for issuance, are as set forth on
Schedule 5.8. All of the outstanding shares have been validly issued and are fully paid, nonassessable shares free of preemptive rights;

          (g) Except as set forth on Schedule 5.8, there are no subscriptions, rights, options, warrants, or calls relating to any shares of the Company's capital stock, including any right of conversion or exchange under any outstanding security or other instrument; and

          (h) The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock.

12. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

13. Notices. Unless otherwise specifically provided herein, all communications under this Warrant shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent by facsimile transmission to the number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the day after delivery to Federal Express or similar overnight courier, or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant. Any party hereto may change its address for purposes of this Section 13 by giving the other party written notice of the new address in the manner set forth herein.

14. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise or conversion of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise or conversion in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

15. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any loss, theft or destruction, upon receipt of an executed lost securities bond or indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

16. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

17. Governing Law. This Warrant Shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

18. Survival of Representations, Warranties and Agreements. All representations and warranties of the Company and the holder hereof contained herein shall survive the Date of Grant, the exercise or conversion of this Warrant (or any part hereof) or the termination or expiration of rights hereunder, and in addition, the Registration Rights contained in Section 9 above shall survive the exercise of this Warrant. All agreements of the Company and the holder hereof contained herein shall survive indefinitely until, by their respective terms, they are no longer operative.

19. Remedies. In case any one (1) or more of the covenants and agreements contained in this warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

20. Acceptance. Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

21. No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against material impairment. Specifically, from the Date of Grant until the date upon which all Indebtedness (as defined in the Loan Agreement) shall have been repaid in full and all obligations of the Borrower (as defined in the Loan Agreement) under the Loan Agreement shall have been satisfied in full, the Company will not amend its Charter to create any new class or series of shares having rights or preferences prior and superior or in parity with the Warrant Shares or increase the rights and preferences or the number of authorized shares of a class or series having rights and preferences prior or superior to the Warrant Shares without the prior written consent of the holders of at least fifty-one percent (51%) of the Total Warrant Shares issuable under outstanding Warrants and Additional Warrants.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized.

                         UStel, Inc.

                         By: ___________________

                         Name:_________________

                         Title: __________________

                         Address: 6167 Bristol Parkway, Suite 100
                                  Culver City, California 90230

Dated: as of June 25, 1998

                               EXHIBIT A

                            NOTICE OF EXERCISE

To: UStel, Inc.

1. The undersigned hereby elects to purchase ________ shares of Common Stock of UStel, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


               ______________________________________
                    (Name)

               ______________________________________

               ______________________________________
                    (Address)

3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undesigned has executed an Investment Representation Statement attached hereto as Schedule 1.

               ______________________________________
                    (Signature)

_________________________
     (Date)

                                  Schedule 1

                     INVESTMENT REPRESENTATION STATEMENT

Purchaser:

Company      UStel, Inc.

Security     Common Stock

Amount:

Date:

          In connection with the purchase of the above-listed securities (the "Registrable Securities"), the undersigned (the "Purchaser") represents to the Company as follows:

                         i.     The Purchaser is aware of the Company's
business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Registrable Securities. The Purchaser is purchasing the Registrable Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Registrable Securities Act of 1933, as amended (the "Act").

                         ii.     The Purchaser understands that the
Registrable Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser's investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Registrable Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if the Purchaser's representation was predicated solely upon a present intention to hold these Registrable Securities for the minimum capital gains period specified under applicable tax laws, for a deferred sale, for or until an increase or decrease in the market price of the Registrable Securities, or for a period of one year or any other fixed period in the future.

                         iii.     The Purchaser further understands that the
Registrable Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate evidencing the Registrable Securities will be imprinted with the legend referred to in the Warrant under which the Registrable Securities are being purchased.

                         iv.     The Purchaser is aware of the provisions of
Rule 144 and 144A, promulgated under the Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things: The availability of certain public information about the Company, the resale occurring not less than one (1) year after the party has purchased and paid for the securities to be sold; the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Registrable Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

                         v.     The Purchaser further understands that at the
time it wishes to sell the Registrable Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 and 144A, and that, in such event, the Purchaser may be precluded from selling the Registrable Securities under Rule 144 and 144A even if the one-year minimum holding period had been satisfied.

                         vi.     The Purchaser further understands that in the
event all of the requirements of Rule 144 and 144A are not satisfied, registration under the Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering, and otherwise than pursuant to Rule 144 will have a substantial burden or proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                              Purchaser:


                              ________________________________

                              Date:____________________________

EXHIBIT 10.73


                             SIDE LETTER AGREEMENT


June 25, 1998


UStel, Inc.
6167 Bristol Parkway, Suite 100
Culver City, CA 90230

Arcada Communications, Inc.
2033 6th Avenue, Suite 401
Seattle, WA  98121-2516


     Re:Loan and Security Agreement dated as of June 25, 1998 (the "Loan Agreement") between UStel Inc. ("UStel") and Arcada Communications, Inc. ("Arcada") on the one hand (collectively, "Borrower"), and Coast Business Credit, a division of Southern Pacific Bank ("Agent") and Goldman Sachs Credit Partners L.P. (collectively with Agent, the "Lenders") on the other hand

Dear Ladies and Gentlemen:

          This side letter agreement (the "Agreement") is entered into in connection with the Loan Agreement by each of the parties whose signatures appear below. All initially capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Loan Agreement. This Agreement is a Loan Document. In consideration of the foregoing, the parties hereto agree as follows:

          1. Condition Precedent to the Initial Advance, Letter of Credit, the Term Loan, the Initial Capital Expenditure Loan, and the Initial Acquisition Loan. In addition to each of the conditions precedent set forth in the Loan Agreement, the obligation of the Lender Group (or any member thereof) to make the initial Advance, to issue the initial Letter of Credit, to make the Term Loan, to make the initial Capital Expenditure Loan, or the make the initial Acquisition Loan under the Loan Agreement is subject to the fulfillment, to the reasonable satisfaction of Agent, each of the Lenders, and their respective counsel, of each of the following additional condition on or before the Closing Date:

               a. Borrower shall engage a crisis management consulting firm acceptable to the Lenders (the Starshack Group being one, but not the only such firm acceptable to the Lenders) to consult with Borrower relative to merger integration issues related to combination of the businesses of UStel and Arcada and to evaluate Borrower's management team to determine the requirement, if any, for any additional executives or officers that are deemed appropriate in light of its performance of the foregoing consulting services.

          2. Conditions Subsequent. In addition to the conditions subsequent set forth in the Loan Agreement, as additional conditions subsequent to the initial closing under the Loan Agreement, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed the following constituting an Event of Default):

               a. Within 15 days after the Closing Date, Borrower shall have engaged a financial and operational consulting firm acceptable to the Lenders (Ernst & Young having been suggested by Borrower and being one, but not the only such firm acceptable to the Lenders) to review its financial and operational systems and to develop a plan for the integration of the financial and operational systems of UStel and Arcada.

               b. Within 15 days after the Closing Date, Borrower shall have engaged a national executive search firm reasonably satisfactory to Lenders (the firm of Heidrich and Struggles being one, but not the only such firm acceptable to the Lenders) to initiate a search for a controller and a manager of direct marketing for Borrower and such executive search firm also shall have been engaged to undertake an evaluation of Borrower's management team to determine the requirement, if any, for any additional executives or officers that are deemed appropriate in light of its performance of the foregoing executive search services.

               c. within 120 days of the Closing Date, Borrower shall have entered into an employment arrangement reasonably satisfactory to Lenders with an individual who is to serve as Borrower's controller, which individual and employment arrangement must be reasonably satisfactory to Lenders, and, on or before such date, such individual shall have commenced his or her employment;

               d. within 180 days of the Closing Date, Borrower shall have entered into an employment arrangement reasonably satisfactory to Lenders with an individual who is to serve as Borrower's manager of direct marketing, which individual and employment arrangement must be reasonably satisfactory to Lenders and, on or before such date, such individual shall have commenced his or her employment; and

               e. following the Closing Date, Borrower shall maintain the engagement of each of the crisis management consulting firm, the financial and operational consulting firm, and the national executive search firm engaged pursuant hereto until the work to be performed by them as described herein has been completed to the satisfaction of the Lenders.

               f. within 45 days of the Closing Date, Borrower shall have received the reports of the crisis management consulting firm, the financial and operational consulting firm, and the national executive search firm engaged pursuant hereto, reflecting the recommendations, if any, of these firms above with respect to the addition of any other executives or officers to Borrower's management team that are deemed appropriate in light of these firms investigations of Borrower conducted in connection with the performance of their consulting and search activities and Borrower shall have

















[Remainder of page intentionally omitted.] acted to adopt and implement such recommendations in a manner and in accordance with a schedule of completion, in each case reasonably satisfactory to the Lenders.


Very truly yours,

                              COAST BUSINESS CREDIT,
                              a division of Southern Pacific Bank,
                              a California Corporation, as agent


By:


Title:


Agreed and acknowledged:

USTEL INC.,
a Minnesota corporation


By:

Title:


ARCADA COMMUNICATIONS, INC.,
a Washington corporation


By:

Title: